EXHIBIT 10.6

                                    AGREEMENT

         This Agreement (the "Agreement") is entered into as of the 5th day of March, 1997 (the "Effective Date") between SPORTSLINE USA, INC., a Delaware corporation with principal offices at 6340 NW 5th Way, Ft. Lauderdale, FL 33309 ("SportsLine USA Inc.") and CBS INC., a New York corporation, with principal offices at 51 West 52nd Street, New York, New York 10019 ("CBS").

                                    RECITALS

         A. SportsLine USA Inc. owns and operates the SportsLine USA Inc. Site (as hereinafter defined).

         B. SportsLine USA Inc. desires that CBS grant it the right to change the name of the SportsLine USA Inc. Site to "CBS SportsLine" and to display certain CBS sports-related content on such site.

         C. SportsLine USA Inc. further desires that CBS promote the site to be known as "CBS SportsLine" during certain CBS Television Network broadcasts as specified herein.

         D. In consideration of the performance by CBS of its obligations hereunder, SportsLine USA Inc. desires to sell to CBS and CBS desires to purchase from SportsLine USA Inc. a specified number of shares of SportsLine USA Inc.'s common stock, in accordance with the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, SportsLine USA Inc. and CBS agree as follows:

1.       DEFINITIONS

         1.1 "AD GUARANTEE" shall have the meaning ascribed to it in subparagraph 8.1 hereof;

         1.2 "AD SHARES" shall have the meaning ascribed to it in subparagraph
10.2 hereof;

         1.3 "CBS COMPETITOR" means any person, firm or corporation, other than CBS, who is engaged either directly, or indirectly through an Affiliate, in radio or television programming or program distribution (whether free over-the-air, cable, telephone, local, microwave, or direct broadcast satellite or otherwise) in North America. For purposes of this paragraph an "Affiliate" of a person, firm or corporation shall mean another person, firm or corporation that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person, firm or corporation;

         1.4 "CBS CONTENT PAGES" shall have the meaning ascribed to it in subparagraph 8.4 hereof;

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         1.5 "CBS INTERNET SITE " shall have the meaning ascribed to it in subparagraph 7.4 hereof;

         1.6 "CBS LICENSE GUIDELINES AND RESTRICTIONS" means the clearance, form, format and use restrictions and procedures set forth in Exhibit C attached hereto and hereby made a part hereof which SportsLine USA, Inc. shall adhere to in its use of CBS Sports Content, CBS Logos, CBS Merchandise and SportsLine USA Inc. Content on the CBS SportsLine Site and on any Other SportsLine Site linked from the CBS SportsLine Site (as such capitalized terms are hereinafter defined);

         1.7 "CBS LOGOS" means the logos specified in Exhibit B attached hereto and hereby made a part hereof; the term "CBS Logos" shall not include the "CBS SportsLine" logo.

         1.8 "CBS MERCHANDISE" shall have the meaning ascribed to it in subparagraph 8.7 hereof;

         1.9 "CBS SPORTS CONTENT" means that certain Television Related Sports Content and any additional sports-related Content which CBS has the right to license to use on the Internet and which CBS and SportsLine USA Inc. mutually agree pursuant to subparagraph 5.1 hereof should be placed on the CBS SportsLine Site (as hereinafter defined), including, but not limited to the Content set forth in Exhibit A attached hereto and hereby made a part hereof, to the extent CBS already holds Internet rights to such Content. Nothing herein shall be construed to grant SportsLine USA, Inc. any rights to CBS Radio Content or any Content of CBS Cable;

         1.10 "CBS SPORTS EVENT BROADCAST" shall have the meaning ascribed to it in subparagraph 8.2 hereof;

         1.11 "CBS SPORTSLINE SITE" means the SportsLine USA Inc. Site to be renamed "CBS SportsLine" as provided herein, which shall be operated by SportsLine USA Inc. and accessible through the URL http://cbs.sportsline.com and /or such other URL as may be agreed between the parties;

         1.12 "COMMON STOCK" shall have the meaning ascribed to it in subparagraph 10.1 hereof;

         1.13 "CONTENT" means text, graphics, photographs, video, audio and/or other data or information relating to any subject;

         1.14 "CONTENT SHARES" shall have the meaning ascribed to it in subparagraph 10.1 hereof;

         1.15 "CONTRACT YEAR" shall have the meaning ascribed to it in subparagraph 3.1 hereof;

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         1.16 "DEFICIT AD AMOUNT" shall have the meaning ascribed to it in subparagraph 10.3 hereof;

         1.17 "EFFECTIVE DATE" shall have the meaning ascribed to it in the opening paragraph hereof;

         1.18 "INTELLECTUAL PROPERTY RIGHTS" means all inventions, discoveries, trademarks, patents, trade names, copyrights, jingles, know-how, intellectual property, software, shop rights, licenses, developments, research data, designs, technology, trade secrets, test procedures, processes, route lists, computer programs, computer discs, computer tapes, literature, reports and other confidential information, intellectual and similar intangible property rights, whether or not patentable or copyrightable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, registrations of and extensions, divisions, renewals and reissuance of, any of the foregoing, and rights therein, including without limitation (i) rights under any royalty or licensing agreements, and
(ii) programming and programming rights (including, but not limited to sports material and outtakes), whether on film, tape or any other medium, whether completed, in production or otherwise, and whether arising by contract, statute, common law or otherwise;

         1.19 "INTERNET" means a global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol and/or such other standard network interconnection protocols as may be adopted from time to time, which is used to transmit Content that is directly or indirectly delivered to a computer or other digital electronic device for display to an end-user, whether such Content is delivered through on-line browsers, off-line browsers, or through "push" technology, electronic mail, broadband distribution, satellite, wireless or otherwise;

         1.20 "INTERNET SITE" means any site or service delivering Content on or through the Internet, including, without limitation, any on-line service such as America Online, Compuserve, Prodigy and the Microsoft Network;

         1.21 "INTERNET ADVERTISING DEFICIT" shall have the meaning ascribed to it in subparagraph 8.8 hereof;

         1.22 "NET ADVERTISING REVENUES" shall have the meaning ascribed to it in subparagraph 8.5 hereof;

         1.23 "NET MERCHANDISING REVENUES" shall have the meaning ascribed to it in subparagraph 8.7 hereof;

         1.24 "NEWS REPORTING" means the use of Television Related Sports Content to report current news events, the use of which is licensed or which does not require any third party license;

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         1.25 "OTHER SECURITIES" shall have the meaning ascribed to it in subparagraph 11.1 hereof;

         1.26 "OTHER SPORTSLINE SITE" means any Internet Site owned in whole or in part and/or operated by SportsLine USA Inc. other than the CBS SportsLine Site or any Third Party Site;

         1.27 "SIGNATURE EVENT" shall have the meaning ascribed to it in subparagraph 8.5 hereof;

         1.28 "SPORTSLINE USA, INC. CONTENT" shall have the meaning ascribed to it in subparagraph 7.2 hereof;

         1.29 "SPORTSLINE USA, INC. SITE" means that certain Internet Site currently known as "SportsLine" and accessible through the URL
"http://www.sportsline.com"; it being understood that the term "SportsLine USA Inc. Site" shall not include any Third Party Site or Other SportsLine Site;

         1.30 "STOCKHOLDER AGREEMENT" shall have the meaning ascribed to it in paragraph 13 hereof;

         1.31 "TELEVISION RELATED SPORTS CONTENT" consists of video broadcast on television and other Content which was used in the production and/or broadcast of video on television;

         1.32 "THIRD PARTY SITE" shall mean any Internet Site developed, operated or maintained for a third party by SportsLine USA Inc.;

         1.33 "UNITED STATES" means the United States of America, its territories and possessions, including Puerto Rico;

         1.34 "WARRANT" shall have the meaning ascribed to it in subparagraph
10.4 hereof.

2.       LICENSES

         2.1 CBS SPORTS CONTENT LICENSE. CBS hereby grants to SportsLine USA Inc. during the term of this Agreement the exclusive right and license (to the extent CBS owns or controls exclusive right or license) to use, copy, publicly display, publicly perform, distribute or otherwise make available through the CBS SportsLine Site and otherwise through the Internet, the CBS Sports Content, subject to the terms and conditions contained herein. CBS agrees that users of the CBS SportsLine Site may view, access, retrieve, copy and print only for noncommercial private home use any CBS Sports Content distributed hereunder on the CBS SportsLine Site. SportsLine USA, Inc. will present all video CBS Sports Content in a streaming format or in another format designed to prevent redistribution.

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         2.2 CBS LOGO LICENSE. CBS hereby grants to SportsLine USA Inc. a non-exclusive license to use the CBS Logos during the term of this Agreement in connection with SportsLine USA Inc.'s operation of the CBS SportsLine Site, subject to the terms and conditions contained herein. Nothing in this Agreement grants SportsLine USA Inc. ownership or other rights in or to the CBS Logos, except in accordance with this license.

         2.3 CBS LICENSE GUIDELINES AND RESTRICTIONS. SportsLine USA Inc. shall use the licenses granted by CBS hereunder subject to the terms and conditions of this Agreement including, without limitation, and any restrictions or requirements set forth in the CBS License Guidelines and Restrictions. It is understood that the CBS License Guidelines and Restrictions may be revised, frequently during the first three (3) months of the term of this Agreement and from time to time thereafter, as mutually agreed upon by the parties to reflect any changes in the business, practice, procedures or policies of CBS or SportsLine USA Inc.

         2.4 LICENSE EXEMPTIONS. SportsLine USA Inc. acknowledges that:

                           (i) CBS, in CBS's ordinary and regular course of
                  business, has the right to authorize or license the following CBS or CBS related entities (herein individually referred to as a "CBS Related Entity"and collectively referred to as the "CBS Related Entities") the use of CBS Sports Content on said CBS Related Entity's Internet Sites solely for the purpose of
                  (i) the advertising, marketing and promoting CBS Sports Event Broadcasts to be exhibited on the CBS Related Entity's facilities and to advertise, market and promote the CBS Related Entity ("Promotion") and (ii) News Reporting:

                           (A) the CBS Television Network (e.g. CBS
                  Entertainment, CBS News and CBS Sports) and any CBS owned and operated or affiliated standard television station;

                           (B) CBS Cable (e.g. CBS EYE ON PEOPLE, THE NASHVILLE
                  NETWORK (TNN), COUNTRY MUSIC TELEVISION (CMT) and CBS TELENOTICIAS) and any CBS non-standard television network or any CBS owned or affiliated non-standard television facilities.

                           (C) the CBS Radio Network and any CBS owned and
                  operated or affiliated radio station.

         CBS will advise all of said CBS Related Entities that they do not have the right to use CBS Sports Content for any purpose other than News Reporting and Promotion and that if they want to make a use of the CBS Sports Content other than for a News Reporting or Promotion purpose, CBS and SportsLine USA, Inc. have agreed, in their agreement establishing the CBS SportsLine Site, that the CBS Related Entities must negotiate in

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         good faith with CBS SportsLine the terms and conditions for such use and that a fee or other form of compensation will be due and owing for such use. The CBS Related Entities will also be advised that (i) absent reaching an agreement with CBS SportsLine, it was agreed that the CBS Related Entities will pay to CBS SportsLine fifty percent (50%) of the Net Advertising Revenues generated from the CBS Related Entity's web site page containing the CBS Sports Content and (ii) that the CBS Related Entity's Internet Site should have a link to the CBS SportsLine Site on its home or sports page.

                  (ii) CBS may license CBS Sports Content to any entity, which is not a CBS Related Entity, throughout the world in perpetuity in any media now known or hereafter developed, other than the Internet, including, without limitation, all forms of standard and non-standard television, in connection with home video, CD-ROM and other interactive multi-media distribution;

                  (iii) CBS may use, and authorize others to use CBS Sports Content to advertise, market and/or promote in any media now known or hereafter developed, including the Internet, CBS, any CBS Related Entities, any programming of CBS and such CBS Related Entities, or any distributor of such programming. CBS will use reasonable efforts to establish a promotional link from any Internet Site page containing the CBS Sports Content to the CBS SportsLine Site.

         As used herein "standard television" shall mean terrestrial over-the-air free television and "non-standard television" shall mean all forms of television now existing or in the future developed, other than standard television, including but not limited to cable television, pay-cable television, master antenna television, closed-circuit television, in-flight, hotel, motel or hospital room service, and multi-point distribution videograms (such as videodiscs and videocassettes and other copies of audiovisual works in all forms, whether now or hereafter known or developed).

         2.5 USE BY CBS SPORTSLINE OF CBS TELEVISION STATION SPORTS CONTENT. If any CBS owned and operated television station creates any Television Related Sports Content ("Television Station Sports Content") that is contained on the television station's Internet Site and CBS SportsLine wishes to use the Television Station Sports Content on the CBS SportsLine Site, CBS SportsLine and the CBS Television Station shall negotiate in good faith the terms and conditions for the inclusion of the Television Station Sports Content on the CBS SportsLine Site. Absent an agreement, and provided there are no third party restrictions with respect to such rights to the contrary, CBS SportsLine will
(A) pay to the CBS Television Station fifty percent (50%) of the Net Advertising Revenues generated from the CBS SportsLine Site page containing the Television Station's Sports Content and (B) link to the CBS Television Station's Internet Site. With respect to CBS Television Network affiliates, SportsLine USA Inc. will need to negotiate separate agreements.

         2.6 USE BY CBS RELATED ENTITIES OF NON-CBS CONTENT FROM THE CBS SPORTSLINE

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SITE. CBS Related Entities shall have the right to use non-CBS Content from the
CBS SportsLine Site on their Internet Site; provided that such use does not exceed (i) a headline page, (ii) a sports score page and (iii) three (3) stories or similar items, provided that such Content (A) links to the CBS SportsLine Site and (B) the use of such Content does not violate any agreements which CBS and/or SportsLine USA, Inc. have with a third party. CBS will advise all CBS Related Entities that they do not have the right to use any non-CBS Content from the CBS SportsLine Site for any purpose other than to publish such Content on their Internet Site. The CBS Related Entities will also be advised that absent reaching an agreement with CBS SportsLine, it was agreed that the CBS Related Entities will pay to SportsLine USA, Inc. fifty percent (50%) of the Net Advertising Reserves generated from the CBS Related Entity's Internet Site page containing such non-CBS CBS SportsLine Content and that the CBS Related Entity's Internet Site shall have a link to the CBS SportsLine Site on its sports page and any page containing such non-CBS Content.

3.       TERM

         3.1 INITIAL TERM. This Agreement shall begin on the Effective Date and shall continue in full force and effect through and including December 31, 2001, unless it is terminated earlier in accordance with the terms and conditions contained herein. Each successive one (1) year period during the term hereof commencing January 1 and ending December 31 shall sometimes be referred to herein as a "Contract Year," except that the first Contract Year shall commence on the Effective Date and end on December 31, 1997.

         3.2 EXTENSION OF TERM. The parties shall negotiate exclusively with each other in good faith for a period of six (6) consecutive months (the "Negotiation Period") with respect to any extension(s) of the term of this Agreement at any time after July 1, 2000. The Negotiation Period shall be deemed to commence either (i) upon the date of written notice from one party to the other to initiate such Negotiation Period or (ii) on January 1, 2001, whichever occurs first. At no time prior to or during the Negotiating Period shall SportsLine USA, Inc. or CBS discuss, negotiate or enter into any agreement with any third party for the comprehensive rights set forth in this Agreement. If at the end of the Negotiating Period, CBS and SportsLine USA Inc. have not reached agreement, CBS shall notify SportsLine USA Inc. in writing of the terms on which it is then willing to extend the term of this Agreement (the "CBS Offer") and SportsLine USA Inc. shall have a period of thirty (30) days in which to accept the CBS Offer. If SportsLine USA Inc. does not accept the CBS Offer, SportsLine USA Inc. shall have the right until September 30, 2001 (the "Offer Deadline") to enter into any agreement with any third party with respect to the right to use Television Related Sports Content on any Internet Site after the expiration of this Agreement (a "Third Party Offer"), provided, however, that SportsLine USA Inc. first in each instance furnish CBS a copy of all of the terms and conditions of such Third Party Offer, signed by SportsLine USA Inc. and by the third party making such offer. CBS shall only consider the terms and conditions of any Third Party Offer which are readily reducible to a determinable sum of money. If prior to the Offer Deadline, SportsLine USA, Inc. receives any Third Party Offer which contains terms and conditions which do not exceed the CBS Offer by more than ten percent

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(10%), CBS shall have the option, exercisable no later than twenty (20) business days after its receipt of notice of such Third Party Offer, to offer SportsLine USA, Inc. the same terms and conditions contained in such Third Party Offer. Except as otherwise expressly provided in this Agreement, during the term of this Agreement and for a period of six (6) months thereafter, SportsLine USA
Inc. shall not use Television Related Sports Content provided by any CBS Competitor on any Internet Site or use the logos or tradenames of any CBS Competitor to brand any Internet Site, unless SportsLine USA Inc.'s right to use such Television Related Sports Content or such logos or tradenames is derived from (i) the acceptance by SportsLine USA Inc. of a Third Party Offer which exceeds the CBS Offer by more than ten percent (10%), or (ii) the acceptance by SportsLine USA Inc. of a Third Party Offer which does not exceed the CBS Offer by more than ten percent (10%), which Third Party Offer CBS declined to match within twenty (20) business days after receiving written notice thereof from SportsLine USA Inc.

4.       EXCLUSIVE RELATIONSHIP

         4.1 EXCLUSIVITY OBLIGATIONS - SPORTSLINE USA INC. Except as otherwise specified in this Agreement, during the term of this Agreement, without CBS's prior written approval:

                  (i) SportsLine USA Inc. shall not display, perform, distribute, transmit or otherwise make available in any media now known or hereafter developed, other than through the CBS SportsLine Site, any CBS Sports Content, CBS Logos, CBS Merchandise (as defined in subparagraph 8.7 hereof) or any portion thereof;

                  (ii) SportsLine USA Inc. shall not display, perform, distribute, transmit or otherwise make available in any media now known or hereafter developed, including, without limitation, on the CBS SportsLine Site or on any Other SportsLine Site, any non-CBS or non-SportsLine USA Inc. Television Related Sports Content; provided, however, SportsLine USA Inc. may use such Television Related Sports Content (i) in connection with its operation of a Third Party Site,
         (ii) in connection with News Reporting by SportsLine USA Inc. or (iii) if furnished to SportsLine USA Inc. under its Golf Channel Agreement as currently in effect excluding any renewals unless such renewals are mutually agreed to by CBS and SportsLine USA, Inc.; or

                  (iii) SportsLine USA Inc. shall not advertise, promote or market in any media now known or hereafter developed, including the Internet, any non-CBS or non-SportsLine USA Inc. Television Related Sports Content, except to the extent that CBS would permit such advertising, promotion or marketing on the CBS Television Network pursuant to its Date & Time Network Guidelines (by way of example, the CBS Date & Time Network Guidelines currently permit the advertising of pay-per-view events on the CBS Television Network); it is understood that the foregoing restrictions and allowances may be revised by CBS to promote maximizing advertising revenues for the CBS SportsLine Site in keeping with CBS advertising policy; provided, however, SportsLine USA Inc. may advertise, promote or market such Television Related Sports Content (i) in

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         connection with its operation of a Third Party Site, (ii) in connection with News Reporting by SportsLine USA Inc. or (iii) if furnished to SportsLine USA Inc. under its Golf Channel Agreement as currently in effect excluding any renewals unless such renewals are mutually agreed to by CBS and SportsLine USA Inc.

         4.2 EXCLUSIVITY OBLIGATIONS - CBS. Except as otherwise specified in this Agreement, during the term of this Agreement, without SportsLine USA Inc.'s prior written approval (i) CBS shall not display, perform, distribute, transmit or otherwise make any Television Related Sports Content available on any Internet Site, other than on the CBS SportsLine Site, and (ii) CBS shall not own, in whole or in part, and/or operate for or on behalf of CBS Sports an Internet Site competitive to the CBS SportsLine Site.

5.       CBS SPORTS CONTENT

         5.1 CLEARANCE - GENERAL. Subject to the provisions of subparagraphs 5.2, 5.3 and 5.4 hereof, SportsLine USA Inc. shall have access to all CBS Sports Content. CBS shall also attempt in accordance with standard CBS business practices, including such editorial and financial considerations, as determined by CBS, to obtain Internet rights (other than with respect to on-air sports talent and music) for all other CBS sports-related Content not yet cleared for Internet use which CBS and SportsLine USA Inc. mutually desire to place on the CBS SportsLine Site. Any such Content once cleared for Internet use shall be deemed CBS Sports Content. Except as provided by subparagraphs 5.2 and 5.3 hereof, in the event that there are costs associated with obtaining any additional Internet rights (whether for already or subsequently cleared CBS Sports Content), prior to paying or entering into any arrangements to pay such costs, CBS and SportsLine USA Inc. shall in good faith mutually agree on how such costs shall be allocated between them.

         5.2 CLEARANCE - TALENT. It is understood that CBS shall have no obligation to secure the right to perform original services on the Internet from its on-air sports talent. Without limiting the foregoing, CBS shall permit SportsLine USA Inc. to contact all CBS on-air sports talent whose services have not been secured by CBS to perform original services on the Internet. SportsLine USA will consult CBS prior to contacting any such talent. CBS shall have the right to be present at all presentations, conferences, discussions, negotiations or other meetings between SportsLine USA Inc. and such CBS talent. SportsLine USA Inc. shall have the right to negotiate and enter into any agreement with such CBS talent with respect to the use of their original services on the CBS SportsLine Site, so long as such negotiation or agreement does not infringe upon or conflict or interfere with the rights of CBS or any third party. SportsLine USA Inc. agrees that CBS shall at all times have first priority over such talent's services. SportsLine USA Inc. shall be solely responsible for any payments to be made to such talent for the use of such talent's original services on the CBS SportsLine Site.

         5.3 CLEARANCE - MUSIC. In the event that SportsLine USA, Inc. desires to use any music contained in any CBS Sports Content on the CBS SportsLine Site, prior to such use,

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SportsLine USA Inc. shall (i) report to the applicable music rights society on behalf of CBS, all titles and publishers of all such music and, (ii) secure, at its sole cost and expense, and pay for all performing, duplication and/or recording rights licenses, if any, necessary for the use of such music on the Internet. CBS shall endeavor to deliver to SportsLine USA Inc. accurate music cue sheets for all such music.

         5.4 DELIVERY. CBS shall deliver, at times reasonably requested by SportsLine USA Inc., all CBS Sports Content in a mutually agreed form and format. SportsLine USA Inc. shall be responsible for and shall reimburse CBS for all actual and reasonable costs and expenses, above and beyond those expenses normally incurred by CBS in the ordinary course of business, which are incurred by CBS in preparing and/or delivering the CBS Sports Content in such form and format, so long as CBS has notified SportsLine USA Inc. in advance, and SportsLine USA Inc. has authorized the expenditure, of such costs and expenses.

         5.5 CONTROL AND USE. During the term of this Agreement, CBS shall have full and complete editorial and creative control and approval over the presentation, look and feel of the CBS Sports Content as it appears on the CBS SportsLine Site, and SportsLine USA Inc. may use any CBS Sports Content on the CBS SportsLine Site, subject to any restrictions or requirements set forth in the CBS License Guidelines and Restrictions. SportsLine USA Inc. shall be solely responsible for the engineering, production, maintenance and monitoring of all CBS Sport Content which SportsLine USA Inc. makes available on the CBS SportsLine Site and for any commercial services that SportsLine USA Inc. offers or makes available on the CBS SportsLine Site on behalf of CBS, including without limitation any such services that SportsLine USA Inc. offers or makes available pursuant to subparagraph 8.7 hereof. SportsLine USA Inc. shall have the right to edit and revise the CBS Sports Content subject to any restrictions or requirements set forth in the CBS License Guidelines and Restrictions. In addition, subject to any restrictions or requirements in the CBS License Guidelines and Restrictions, SportsLine USA Inc. shall have the right, but not the obligation, to correct any errors, omissions and/or inaccuracies in the CBS Sports Content identified by SportsLine USA Inc. or reported to SportsLine USA Inc. by CBS SportsLine Site users. Notwithstanding anything to the contrary contained herein, upon written notice from CBS, SportsLine USA Inc. shall cease using any CBS Sports Content (i) which, in CBS's sole opinion, conflicts, interferes with or is detrimental to CBS's reputation or business or (ii) which becomes subject to any third party restriction or claim which would prohibit, limit or restrict the use thereof on the Internet.

6.       LOGOS

         6.1 CBS LOGOS AND "SPORTSLINE" LOGOS. CBS shall deliver to SportsLine USA Inc. a copy of each of the CBS Logos in the form in which it may be used by SportsLine USA Inc. on the CBS SportsLine Site. SportsLine USA Inc. acknowledges that the CBS Logos, including, without limitation, the trademark "CBS," are trademarks owned or controlled by CBS Inc. and that all use by SportsLine USA Inc. of such CBS Logos shall inure to CBS's benefit. CBS acknowledges that the logo "SportsLine" is owned or controlled by SportsLine USA Inc. and that

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all use thereof by CBS shall inure to the benefit of SportsLine USA Inc. Each party shall maintain such quality standards with respect to the use of the other's logos, and otherwise use the other's logos subject to any restrictions or requirements in the CBS License Guidelines and Restrictions.

         6.2 CBS SPORTSLINE LOGO. CBS and SportsLine USA Inc. shall jointly develop the "CBS SportsLine" logo. It is understood that CBS shall have the right to use the "CBS SportsLine" logo in the exercise of its advertising, promotional and marketing rights hereunder and SportsLine USA Inc. shall have the right to use the "CBS SportsLine" logo in connection with its operation of the CBS SportsLine Site and its advertising, promotion and marketing of the CBS SportsLine Site in any media now known or hereafter developed. Each party shall maintain such quality standards with respect to the use of the "CBS SportsLine" logo, and otherwise use the "CBS SportsLine" logo subject to any restrictions or requirements in the CBS License Guidelines and Restrictions. Except as otherwise provided by subparagraph 6.1 above, the use by SportsLine USA Inc. and CBS of the "CBS SportsLine" logo shall inure to the benefit of each of them equally.

         6.3 USE OF SPORTSLINE LOGO ON OTHER INTERNET SITES. Subject to the provisions of subparagraph 7.5 hereof, CBS acknowledges that SportsLine USA Inc. may operate any Other SportsLine Site under the SportsLine name or logo which
(i) contains Content that either relates primarily to events occurring outside of the United States or is intended to be delivered primarily to residents outside of the United States (a "Foreign SportsLine Site") or (ii) is mutually agreed to. SportsLine USA Inc. may also use the name "SportsLine" in connection with its operation of any Third Party Site but only as a credit to identify SportsLine USA Inc. as the operator of such site; it being understood that no Third Party Site shall use the word "SportsLine" as the name or logo of such site. Notwithstanding anything to the contrary contained herein, unless otherwise mutually agreed, (i) no Third Party Site shall have the look and feel of the CBS SportsLine Site and (ii) no Foreign SportsLine Site will use a graphic look similar to the CBS SportsLine Site.

         6.4 SIMILAR TRADEMARKS. CBS shall not file any application in any country to register a trademark which contains the word "SportsLine," or is the same as, similar to, or deceptive or misleading with respect to the "SportsLine" logo, the "CBS SportsLine" logo or any other SportsLine USA Inc. trademark and SportsLine USA Inc. shall not file any application in any country to register a trademark which contains "CBS," or is the same as, similar to, or deceptive or misleading with respect to the CBS Logos, the "CBS SportsLine" logo, or any other CBS trademark, except as provided under subparagraph 6.3 above. If any application for registration is filed in any country by CBS or SportsLine USA Inc. in contravention of this subparagraph 6.4, the other party shall have the right to take appropriate action against the infringing party, including seeking injunctive relief, to prohibit or otherwise restrain the infringing party's use of the infringing mark.

         6.5 NOTICE OF THIRD PARTY INFRINGEMENT OF TRADEMARKS. In the event that either party learns of any infringement, threatened infringement, or passing off of the other's trademarks or

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logos licensed for used in connection with this Agreement, or that any third party claims or alleges that the such trademarks or logos are liable to cause deception or confusion to the public, then such party shall notify the other party of the particulars thereof. It is understood that each party shall defend and bear the cost of defending its own trademarks and logos, except that the parties shall jointly defend and share equally in the cost of defending the "CBS SportsLine" logo.

         6.6 TERMINATION OF USE. Upon the expiration or earlier termination of this Agreement, SportsLine USA Inc. and CBS shall each cease all use of the "CBS SportsLine" logo and all use of the logos of the other, as well as, discontinue the use of the CBS SportsLine URL, as soon as commercially and technically practicable, but in no event shall any such use continue for more than fifteen
(15) days after the expiration, or for more than thirty (30) days after the earlier termination, of this Agreement.

7.       OPERATION OF CBS SPORTSLINE SITE

         7.1 RENAMING OF THE SPORTSLINE URL. SportsLine USA Inc. shall take all steps necessary (including filing any required domain name registration or amendment) to adopt a new URL "http://cbs.sportsline.com" for the CBS SportsLine Site. The new URL shall access the CBS SportsLine Site during the term of this Agreement.

         7.2 APPROVAL OF SPORTSLINE USA INC. CONTENT. SportsLine USA Inc. agrees that all Content not furnished by CBS which SportsLine USA Inc. intends to use on the CBS SportsLine Site ("SportsLine USA Inc. Content") shall include only sports-related Content. During the term of this Agreement, any use of the SportsLine USA Inc. Content on the CBS SportsLine Site shall be subject to any restrictions or requirements set forth in the CBS License Guidelines and Restrictions. Notwithstanding anything to the contrary contained herein, CBS shall have the right to demand the withdrawal from the CBS SportsLine Site of any SportsLine USA Inc. Content which in CBS's sole opinion conflicts, interferes with or is detrimental to CBS's reputation or business. Upon written notice from CBS setting forth the reason for such withdrawal, SportsLine USA Inc. shall cease using any such Content on the CBS SportsLine Site as soon as commercially and technically feasible, but in any event within fifteen (15) days after the date of the receipt of CBS's notice. If SportsLine USA Inc. cannot cease using such Content within seventy-two (72) hours, SportsLine USA Inc. will provide CBS with the details of why the cessation cannot be accomplished within seventy-two (72) hours. Subject to the provisions of subparagraph 7.5 hereof, SportsLine USA Inc. shall have the right to place any such Content on any other Internet Sites provided that such Internet Site shall not have the look and feel of the CBS SportsLine Site, shall not contain the word "SportsLine" or "CBS" in its name or logo nor have any other name or logo similar to, or deceptive or misleading with respect thereto ("private labeled Content"). Notwithstanding the foregoing, and subject to the provisions of subparagraph 7.5 hereof, SportsLine USA Inc. may establish, subject to any restrictions or requirements in the CBS License Guidelines and Restrictions, a cross-link between any private labeled Content and any page within the CBS SportsLine Site which does not contain any CBS Sports Content, CBS Logos or CBS Merchandise (as defined in subparagraph 8.7 hereof). If the removal of any

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Content (other than Content related to gambling, alcohol or tobacco) as a result of a request by CBS can reasonably be expected to result in a material adverse effect to the CBS SportsLine Site, which, for purposes of this Paragraph 7.2 shall mean any effect, such as a loss of existing or potential revenues, of more than (i) during the first ten (10) months of this Agreement One Million Dollars ($1,000,000) and (ii) thereafter, ten percent (10%) of the revenues of SportsLine USA, Inc. during the preceding fiscal year, then SportsLine USA, Inc. shall have the right to terminate this Agreement unless CBS agrees to compensate SportsLine USA Inc. for the effect of such removal in a mutually agreed amount.

         7.3 CROSS LINKS BETWEEN THE CBS SPORTSLINE SITE AND SPORTSLINE USA INC. OWNED OR OPERATED SITES. If SportsLine USA Inc. desires to establish a cross-link between the CBS SportsLine Site and any Foreign SportsLine Site or Third Party Site, SportsLine USA Inc. shall notify CBS in advance in writing. Subject to the provisions of subparagraph 7.5 hereof, CBS shall permit SportsLine USA Inc. to establish, subject to any restrictions or requirements in the CBS License Guidelines and Restrictions, such cross-linkage if CBS has determined that the cross-link will not in CBS's sole opinion, conflict with, interfere with or be detrimental to CBS's reputation or business or violate any agreement to which CBS is a party. Notwithstanding anything to the contrary contained herein, SportsLine USA Inc. shall not operate any Other SportsLine Site or Third Party Site relating to the 1998 Winter Olympics without CBS's prior approval which will not be unreasonably withheld. SportsLine USA Inc. acknowledges that no CBS Sports Content may be used on any Foreign SportsLine Site or any Third Party Site without CBS's prior written approval.

         7.4 CROSS LINKS BETWEEN THE CBS SPORTSLINE SITE AND CBS INTERNET SITES. CBS and SportsLine USA Inc. agree that, subject to any restrictions or requirements in the CBS License Guidelines and Restrictions a link shall be established to the CBS SportsLine Site and all Internet Sites operated by or on behalf of CBS (a "CBS Internet Site") which include any sports Content. This provision excludes CBS Radio Network, CBS Radio Stations and CBS Cable entities.

         7.5 PROHIBITION OF GAMBLING ACTIVITIES. SportsLine USA Inc. at no time shall publicize, advertise, distribute, transmit, promote or otherwise make available information about gambling or lotteries in violation of any federal, state, local or foreign law, regulation, order or act of government or governmental instrumentality to which either CBS or SportsLine USA Inc. is subject, nor shall SportsLine USA Inc. engage in, aid or abet, any such gambling or lottery activity in violation of any federal, state, local or foreign law, regulation, order or act of government or governmental instrumentality to which either CBS or SportsLine USA Inc. is subject. Furthermore, SportsLine USA Inc. shall not at any time permit or authorize any cross-links between the CBS SportsLine Site and any Other SportsLine Site or any Third Party Site that publicizes, advertises, distributes, transmits, promotes or otherwise makes available information about gambling or lotteries in violation of any federal, state, local or foreign law, regulation, order or act of government or governmental instrumentality to which either CBS or SportsLine USA Inc. is subject.

         7.6 PROMOTION OF CBS SPORTSLINE SITE ON THE INTERNET. SportsLine USA, Inc. shall have the right to use the Content from the CBS SportsLine Site to advertise, market or promote the CBS SportsLine Site on other Internet Sites, subject to CBS's approval, which will not be unreasonably withheld.

8.       ADVERTISING, PROMOTIONAL AND MERCHANDISING OBLIGATIONS

         8.1 GENERAL. During each Contract year during the term hereof, CBS shall (i) arrange for the placement of broadcast advertising and promotion of the CBS SportsLine Site in the type of media set forth in the Advertising and Promotion placement schedule set forth in Exhibit D attached hereto and hereby made a part hereof and (ii) provide such advertising and promotion in the minimum amounts specified in Exhibit E attached hereto and hereby made a part hereof (the "Ad Guarantee"). SportsLine USA Inc. shall pay for such advertising and promotion provided by CBS in accordance with paragraph 10 hereof. The value of all broadcast advertising and promotion provided to SportsLine USA, Inc. shall be based upon the average paid unit price, excluding barter, for spots purchased during the specific CBS Television Network broadcast in which the advertising or promotion occurs, except as otherwise specified in Exhibit E. The value of all advertising and promotion shall be subject to audit by SportsLine USA Inc. pursuant to paragraph 12 hereof.

         8.2 PLACEMENTS DURING CBS TELEVISION NETWORK BROADCASTS. Without limiting the generality of subparagraph 8.1 above, at least semi-annually, CBS shall, in consultation with SportsLine USA Inc., develop a schedule for the placement of advertising and promotion of the CBS SportsLine Site and/or the URL for the CBS SportsLine Site (an "ad placement") occurring in connection with a CBS Sports broadcast of a sports events over the CBS Television Network during the term of this Agreement (a "CBS Sports Event Broadcast") or any other ad placement. Notwithstanding the foregoing, CBS shall not have to make any ad placements if the exigencies of time or, despite CBS's reasonable efforts, current or future contractual obligations, prevent or restrict CBS from doing so. SportsLine USA Inc. acknowledges that CBS is contractually prohibited from making any ad placements within the CBS Sports Event Broadcast of the Masters Golf Tournament. CBS agrees that a minimum of seventy percent (70%) of the value of all advertisement and promotion to be paid for by SportsLine USA Inc. during each Contract Year shall be placed during, within and/or adjacent to CBS Sports Event Broadcasts. CBS will deliver to SportsLine USA, Inc., within thirty (30) days after the end of each Contract Year a statement, certified by an officer of CBS, summarizing the value of the ad placements that CBS made for the CBS SportsLine Site during such Contract Year (herein called a "Report"). Each Report will include for each ad placement the time delivered, the average paid unit price received by CBS and the total value of the ad placements received by CBS SportsLine Site for the Contract Year.

         8.3 OTHER PLACEMENTS. CBS agrees that, during the term of this Agreement, it shall consult with SportsLine USA Inc. and discuss in good faith additional promotional opportunities for the CBS SportsLine Site, including without limitation the promotion of the CBS SportsLine Site on CBS's owned and operated television stations and on the CBS Radio Network as

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described in Exhibit D.

         8.4 INTERNET ADVERTISING - SALES STRATEGY. CBS and SportsLine USA Inc. shall each have the right to sell advertising space on any pages of the CBS SportsLine Site. CBS and SportsLine USA Inc. agree that the most critical element necessary to ensure that advertising sales revenues are maximized will be to avoid confusion in the marketplace of corporate and product identity. For "CBS Content Pages" and Signature Events (as defined herein) CBS shall determine ad sales strategy, sales call lists and pricing in consultation with a joint staff designated by CBS and SportsLine USA Inc. to coordinate CBS SportsLine Site advertising sales; provided that, unless otherwise agreed by SportsLine USA, Inc., CBS shall not set the pricing of such advertising at a rate of more than fifteen percent (15%) less than the average rate received from advertisers on the CBS SportsLine Site during the preceding three (3) months. CBS represents that all prior Internet advertising obligations it has for sports-related programming are set forth in Exhibit K, and shall be honored within the CBS SportsLine Site in a manner agreed to by CBS and SportsLine USA Inc. For all other pages of the CBS SportsLine Site, SportsLine USA Inc. shall determine ad sales strategy, call lists and pricing in consultation with CBS. For purposes of this Agreement "CBS Content Pages" are pages of the CBS SportsLine Site that include any CBS Sports Content and any CBS Merchandise. During the term of this Agreement, SportsLine USA Inc. will give CBS access to all advertising and customer usage research generated by SportsLine USA Inc.

         8.5 INTERNET ADVERTISING -SALES SPLIT FOR CBS CONTENT PAGES. CBS shall receive sixty percent (60%) and SportsLine USA Inc. shall receive forty percent (40%) of the "Net Advertising Revenues" (as defined herein) from advertising sold by either party relating to a Signature Event (as defined herein). In addition, the parties shall share equally in Net Advertising Revenues from advertising sold by either party on CBS Content Pages not relating to a Signature Event. For purposes of this Agreement "Net Advertising Revenues" means the gross U.S. dollar sums actually received from the sale of advertising on the CBS SportsLine Site by SportsLine USA Inc. or CBS, as the case may be, less all third-party payments actually made, including, without limitation, sales representative commissions provided such sales representative commissions do not exceed twenty percent (20%) in each instance. For purposes of this Agreement a "Signature Event" means each of the sports events set forth in Exhibit F attached hereto and hereby made a part hereof so long as CBS continues to hold the free over-the-air television broadcast rights in the United States for the CBS Television Network. CBS and SportsLine USA Inc. agree that all advertising sales made under this Agreement shall be made in cash in U.S. dollars, unless the parties mutually agree in advance to another method of payment.

         8.6 INTERNET ADVERTISING -NEW EVENTS. If CBS acquires the free over the air television broadcast rights in the United States for the CBS Television Network for any of the events listed in Exhibit L, those events shall be Signature Event for so long as CBS continues to hold such rights. If CBS acquires the free over the air television broadcast rights in the United States for the CBS Television Network to any regular season NFL or NBA games, CBS and SportsLine USA, Inc. shall negotiate in good faith a revenue sharing arrangement based on the following considerations:

                  (i)   the quality of the package that CBS has acquired;

                  (ii) the history of traffic on the NFL or NBA sections of the CBS SportsLine Site prior to the commencement of the broadcast of such package;

                  (iii) the projected traffic of those sections absent such broadcast package based on CBS SportsLine's historical performance and projected industry trends; and

                  (iv) CBS's ability to promote the CBS SportsLine Site during such broadcast packages.

         8.7 INTERNET MERCHANDISING. For purposes of this Agreement "CBS Merchandise" shall mean any CBS merchandise, whether or not related to CBS sports programming. CBS and SportsLine USA Inc. agree that any and all CBS Merchandise may be offered for sale on CBS Content Pages or on any other merchandising page of the CBS SportsLine Site so long as such Merchandise has been approved in advance by CBS. CBS and SportsLine USA Inc. shall share equally in "Net Merchandising Revenues" (as defined herein) derived from the sales of CBS Merchandise sold by SportsLine USA, Inc. For purposes of this Agreement "Net Merchandising Revenues" means the gross U.S. dollar sums actually received from the sale of CBS Merchandise (exclusive of VAT, sales and similar taxes) less all taxes other than VAT, sales and similar taxes initially excluded, the costs of goods sold, packaging costs, credits, rebates, credit card processing fees, reserves against returns not exceeding twenty percent (20%) of gross sales, insurance and shipping charges. CBS and SportsLine USA Inc. agree that all CBS Merchandise sales made under this Agreement shall be made in U.S. dollars.

         8.8 INTERNET ADVERTISING DEFICITS . In the event that either CBS or SportsLine USA Inc. is unable to deliver the number of impressions guaranteed to any advertiser buying inventory on any CBS Content Page, then the parties shall mutually agree to: (i) provide such advertiser with substitute inventory on another CBS Content Page in the value amount due and owing such advertiser (the "Internet Advertising Deficit"), in which event the parties shall share in Net Advertising Revenues as they would pursuant to subparagraph 8.5 or 8.6 above, or
(ii) in the event that there is no available inventory on a CBS Content Page, SportsLine shall deliver the Internet Advertising Deficit on any other page of the CBS SportsLine Site and may keep all of Net Advertising Revenues derived therefrom.

         8.9 CBS SPORTSLINE MERCHANDISING. For purposes of this Agreement "CBS SportsLine Merchandise" shall mean any merchandise, whether or not related to CBS Sports Content which contains the CBS SportsLine logo. CBS and SportsLine USA Inc. agree that any and all CBS SportsLine Merchandise may be offered for sale, so long as such CBS SportsLine Merchandise has been approved in advance by CBS, on CBS Content Pages or on any other merchandising page of the CBS SportsLine Site, on any CBS Internet Site, in the CBS Store, catalogues, or any

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other manner or means which CBS uses to merchandise it own CBS Merchandise . CBS and SportsLine USA Inc. shall share equally in "Net Merchandising Revenues" (as defined herein) derived from the sales of CBS SportsLine Merchandise. For purposes of this Agreement "Net Merchandising Revenues" means the gross U.S. dollar sums actually received from the sale of CBS SportsLine Merchandise (exclusive of VAT, sales and similar taxes), less all taxes other than VAT, sales and similar taxes initially excluded, the costs of goods sold, packaging costs, credits, rebates, credit card processing fees, reserves against returns not exceeding twenty percent (20%) of gross sales, insurance and shipping charges. CBS and SportsLine USA Inc. agree that all CBS SportsLine Merchandise sales made under this Agreement shall be made in U.S. dollars.

9.       OTHER OBLIGATIONS

         CBS shall use reasonable efforts to secure media credentials for a reasonable number of SportsLine USA Inc.'s editorial staff to cover Signature Events. CBS shall also use reasonable efforts to provide SportsLine USA Inc. with a reasonable number of tickets to Signature Events and access to hospitality suites therefor. SportsLine USA Inc. acknowledges that for certain Signature Events such as the Masters, the 1998 Winter Olympics and the NCAA Final Four, tickets and access may be difficult for CBS to provide. If appropriate office space is available, CBS will sub-lease to SportsLine USA Inc. such office space within its New York, Chicago, San Francisco, Los Angeles, and Detroit offices, on terms to be mutually agreed upon the parties in good faith. SportsLine USA Inc. shall reimburse CBS for all actual direct costs which CBS incurs in fulfilling its obligations under this paragraph 9, provided that CBS has notified SportsLine USA Inc. in advance of such costs, and SportsLine USA Inc. has authorized the expenditure thereof.

10.      COMPENSATION

         10.1 SHARES FOR CBS SPORTS CONTENT AND CBS LOGOS. In consideration of the grant by CBS of the licenses set forth in subparagraphs 2.1 and 2.2 hereof , on the first business day of each Contract Year during the term hereof, SportsLine USA Inc. shall issue to CBS a stock certificate for the number of shares of SportsLine USA Inc. common stock, par value $.01 per share ("Common Stock") specified in the Content Contribution schedule set forth in Exhibit G attached hereto and hereby made a part hereof ("Content Shares"). The Content Shares shall not be subject to forfeiture except as provided in subparagraph
19.2 hereof.

         10.2 SHARES FOR CBS'S ADVERTISING AND PROMOTION. In consideration of CBS providing advertising and promotion during each Contract Year in the minimum amount of the Ad Guarantee, on the first business day of each Contract Year during the term hereof, SportsLine USA Inc. shall issue to CBS a stock certificate for the number of shares of Common Stock specified in Exhibit E ("Ad Shares").

         10.3 ADVERTISING AND PROMOTION DEFICITS. If at the end of any Contract Year during the term hereof, CBS has failed to meet its Ad Guarantee for such Contract Year, CBS shall deliver advertisement and promotion valued at the balance due and owing of such Ad Guarantee (the

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"Deficit Ad Amount") by the end of the third month of the subsequent Contract
Year (which shall be in addition to the Ad Guarantee allocated for such subsequent Contract Year). If the value of the advertising and promotion provided by CBS during any Contract Year (other than any advertising and promotion provided by CBS pursuant to the preceding sentence) is in excess of the Ad Guarantee, SportsLine USA, Inc. shall have no obligation to compensate CBS for such excess (whether by issuance of additional shares of Common Stock or otherwise).

         10.4 WARRANTS. On the first business day of each Contract Year during the term hereof, SportsLine USA Inc. shall grant CBS a warrant, in the form set forth in Exhibit H attached hereto and hereby made a part hereof (the "Warrant"), to purchase all or any part of the number of shares of Common Stock set forth in Exhibit I attached hereto and hereby made a part hereof at the price specified in Exhibit I. CBS may exercise each such Warrant at such time or number of times as CBS shall elect; provided, that each such Warrant must be exercised by written notice to SportsLine USA Inc. on or prior to the last business day of the Contract Year in which it is granted.

11.      EQUITY ADJUSTMENTS

         11.1 SECURITIES ISSUABLE TO CBS. All amounts payable by SportsLine USA Inc. to CBS pursuant to Paragraphs 10.1 and 10.2 hereof shall be payable solely by the issuance by SportsLine USA Inc. of shares of Common Stock in the amounts specified in such paragraphs. Notwithstanding the foregoing, the number and type of securities issuable by SportsLine USA Inc. to CBS pursuant to Paragraphs 10.1 and 10.2, and the number and type of securities subject to Warrants to be granted by SportsLine USA Inc. to CBS pursuant to Paragraph 10.4, shall be subject to adjustment as set forth in Paragraphs 11.2 and 11.3. The term "Other Securities" shall mean any securities of SportsLine USA Inc., other than Common Stock, that, as a result of any adjustment made pursuant to Paragraphs 11.2 or 11.3, may hereafter be issuable as Content Shares or Ad Shares or subject to Warrants granted hereunder. All shares of Common Stock or Other Securities issuable by SportsLine USA Inc. hereunder shall, upon such issuance, be fully paid and nonassessable.

         11.2 ADJUSTMENT FOR RECAPITALIZATION, ETC. If SportsLine USA Inc. shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable by CBS hereunder as Content Shares or Ad Shares) by recapitalization, reclassification or split-up thereof, or if SportsLine USA Inc. shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock (or Other Securities) issuable after the date of such subdivision to CBS as Content Shares or Ad Shares pursuant to Paragraphs 10.1 and 10.2, respectively, and the number of shares of Common Stock (or Other Securities) subject to any Warrants granted after the date of such subdivision to CBS pursuant to Paragraph 10.4, shall be proportionately increased and the price per Content Share or Ad Share or the exercise price of any such Warrants, as the case may be, shall be proportionately decreased; and if SportsLine USA Inc. shall at any time combine the outstanding shares of Common Stock (or Other Securities) by recapitalization, reclassification or combination thereof, the number of shares of Common Stock (or Other Securities) issuable after the date of such combination to CBS as Content Shares or Ad Shares pursuant to Paragraphs 10.1 and 10.2, respectively, and the number of shares of Common Stock (or Other Securities) subject to any Warrant granted after the date of such combination to CBS pursuant to Paragraph 10.4, shall be proportionately decreased and the price per Content Share or Ad Share and the exercise price of any such Warrants shall be proportionately increased. Any such adjustments pursuant to this Paragraph
11.2 shall be effective at the close of business on the effective date of such subdivision or combination or, if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment shall be the record date therefor.

         11.3. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of SportsLine USA Inc. (or any other corporation, the securities of which are at the time receivable hereunder as Content Shares or Ad Shares or subject to any Warrants granted hereunder) after the date hereof or in case after the date hereof SportsLine USA Inc. (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, CBS, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the number of shares of Common Stock (or Other Securities) issuable to CBS as Content Shares or Ad Shares prior to such consummation, or subject to Warrants thereafter granted, the securities or property to which CBS would have been entitled (or which would have been issuable upon exercise of such Warrants) after such consummation if such Content Shares, Ad Shares or Warrants had been issued immediately prior thereto).

         11.4 RESTRICTED SECURITIES. CBS understands that the Content Securities, the Ad Securities, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the "Securities") will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from SportsLine USA, Inc. in a transaction not involving a public offering; and that under such laws and applicable regulations, such Securities may be resold without registration under the Securities Act only in certain limited circumstances. CBS agrees that the Securities are being and will be acquired for investment for CBS's own account, and not with a view to the resale or distribution thereof, and that CBS has no present intention of selling, granting any participation in, or otherwise distributing the Securities. CBS further agrees not to make any disposition of all or any portion of the Securities unless (i) there is then in effect a registration statement under the Securities Act of 1933 covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) CBS shall have furnished SportsLine USA, Inc. with an opinion of counsel, reasonably satisfactory to SportsLine USA, Inc., that such disposition will not require registration under the Securities Act. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD,

         TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

In addition to the foregoing, during each Contract Year, the Content Shares and Ad Shares issued to CBS on the first day of such Contract Year shall not, until the first business day of the subsequent Contract Year, be transferred, sold or otherwise disposed of by CBS, except as may be permitted by Paragraph 20.1 hereof. To enforce the foregoing covenant, SportsLine USA, Inc. shall have right to place the following restrictive legend on the certificates representing the Securities and to refuse to transfer and/or impose stop transfer instructions with respect to the Securities during any period that the foregoing restrictions remain in effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR AFTER THE DATE OF ISSUANCE.

12.      AUDITS

         During the term of this Agreement and for a period of two (2) years thereafter, each party shall keep and maintain accurate books and records relating to this Agreement. CBS will furnish to SportsLine USA, Inc. a certified statement of an officer of CBS stating that the Reports furnished to SportsLine USA Inc are complete and are based upon and accurately reflect all relevant facts, figures, records and information. Upon request, SportsLine USA Inc. or its agent(s) may inspect, audit and analyze copies of those records of CBS relating to this Agreement certified by an officer of CBS as being the only records relevant to the purpose of SportsLine USA Inc.'s audit. Upon request, CBS or its agent(s) may inspect, audit and analyze copies of those records of SportsLine USA Inc. relating to this Agreement certified by an officer of SportsLine USA Inc. as being the only records relevant to the purpose of CBS's audit. Any such audit by a party (the "auditing party") shall be conducted at the auditing party's own cost and expense, during normal business hours at the regular place of business of the other party (the "audited party") upon at least ten (10) days prior written notice. Each party may exercise its right to audit hereunder no more than once per year, unless a material discrepancy (i.e a discrepancy in excess of Ten Thousand Dollars ($10,000) or ten percent (10%)) was discovered in an audit. In such cases, the auditing party may audit every six (6) months until the results of the audit show that a material discrepancy no longer exists. All underpayments shall be promptly remitted to the auditing party. No payments rendered under this Agreement shall be subject to audit more than two (2) years from the date of its presentation. Neither party shall exercise its audit rights unless it has a reasonable basis to believe the information provided by the other party is inaccurate.

13.      STOCKHOLDER AGREEMENT

         SportsLine USA Inc. and CBS hereby agree that simultaneously with the execution of this Agreement, the parties shall execute the " CBS/SportsLine Stockholder Agreement" attached hereto as Exhibit J and hereby made a part hereof (the "Stockholder Agreement"). It is understood that the stock provisions of this Agreement shall be subject to the CBS Stockholder Agreement.

14.       PUBLICITY

         Upon execution of this Agreement, the parties will cooperate in preparing a press release announcing the relationship between them. Each party consents to the other party's use of its name in describing their relationship in such press release. It is understood that no press release shall be released without the consent of both parties, which shall not be unreasonably withheld. The selection of a public relations agency for CBS SportsLine Site will be made jointly by the parties with neither party unreasonably withholding its approval. CBS shall approve the overall public relations strategy of the CBS SportsLine Site.

15.      CONFIDENTIALITY

         15.1 CONFIDENTIAL INFORMATION. For purposes of this Agreement, Confidential Information means: (i) business or technical information of either party, including but not limited to any information relating to either party's product plans, designs, costs, product prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how;
(ii) any written information designated by either party as confidential or proprietary or, if orally disclosed, reduced to writing by the disclosing party within thirty (30) days of such disclosure; (iii) all materials furnished by one party in connection with any audit conducted hereunder; and (iv) the terms and conditions of this Agreement.

         15.2 EXCLUSIONS. Confidential Information will not include: (i) information that is or becomes generally known or available by publication, commercial use or otherwise through no fault or breach of this Agreement by the receiving party; (ii) information that is rightfully in the receiving party's possession prior to first receiving it from the disclosing party; (iii) information that is lawfully received by the receiving party from a third party, without restriction on disclosure and without breach of a nondisclosure obligation; or (iv) information that the receiving party can prove with written evidence is independently developed by the receiving party, without use of or access to Confidential Information of the disclosing party.

         15.3 OBLIGATIONS. Each party shall not use the other party's Confidential Information, except as expressly permitted under this Agreement and will not disclose such Confidential Information to any third party, except to its employees and consultants with a need to know for such party's performance of this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein executed in writing by such employees or consultants). However, each party may disclose Confidential Information of the other party: (i) pursuant to an order or requirement, to which it is subject, of a court, administrative agency or other governmental body, provided that such party gives reasonable notice to the other party to contest such order or requirement; (ii) on a confidential basis to legal and financial advisors; provided, however, that prior to such disclosure, the party disclosing the Confidential Information shall use its best efforts to secure an agreement from the third party receiving the Confidential Information to keep such information confidential; and (iii) as required by any law, rule, or regulation, to which it is subject.

16.      OWNERSHIP

         16.1 CBS OWNERSHIP. Subject to the terms and conditions of this Agreement, as between CBS and SportsLine USA Inc., CBS presently owns and shall continue to own all right, title, and interest throughout the world in any and all media now known and hereafter developed, to the CBS Sports Content, the CBS Logos, the CBS Merchandise and all Intellectual Property Rights therein (excluding the joint CBS SportsLine logo).

         16.2 SPORTSLINE USA INC. OWNERSHIP. Subject to the terms and conditions of this Agreement, as between SportsLine USA Inc. and CBS, SportsLine USA Inc. presently owns the SportsLine Site and, upon such site becoming the CBS SportsLine Site, shall continue to own, all right, title, and interest throughout the world in any and all media now known and hereafter developed, to such site (including, without limitation, the "SportsLine" logo and the SportsLine USA Inc. Content) and all Intellectual Property Rights therein (excluding the CBS Sports Content, the CBS Logos, the joint CBS SportsLine logo, the CBS Merchandise and all Intellectual Property Rights therein).

         16.3 COPYRIGHT NOTICES. SportsLine USA Inc. shall place a notice of copyright on each CBS Content Page in accordance with the CBS Licence Guidelines and Restrictions. No CBS Content Page, upon which a notice of copyright is placed pursuant to the preceding sentence, shall contain any other copyright notice whatsoever except as provided in the CBS License Guidelines and Restrictions. SportsLine USA Inc. shall cooperate fully with CBS in connection with CBS's obtaining appropriate copyright protection in the name of CBS for any CBS Content Page. SportsLine USA Inc. acknowledges and agrees that all copyrights and rights of copyright referred to in subparagraph 16.3 in the name of and/or owned by CBS shall be and remain the sole and complete property of CBS; that all such copyrights and rights of copyright in the name of and/or owned by any copyright proprietor other than CBS or SportsLine USA Inc. shall be and remain the sole and complete property of such copyright proprietor; that SportsLine USA Inc. shall not at any time acquire or claim any right, title or interest of any nature whatsoever in any such copyright by virtue of this Agreement or of SportsLine USA Inc.'s uses thereof in connection with CBS Sports Content, CBS Logos, CBS Merchandise or any Intellectual Property Rights therein; and that any right, title or interest in or relating to any such copyright which comes into existence as a result of, or during the term of, the exercise by SportsLine USA Inc. of any right granted to it hereunder shall immediately vest in CBS.

         16.4 FURTHER ACTION. Each party agrees to take all action and cooperate as is necessary, at the other party's request and expense, to protect the other's respective rights, titles, and interests specified in this paragraph 16, and further agrees to execute any documents that might be necessary to perfect each party's ownership of such rights, titles and interests.

17.      REPRESENTATIONS AND WARRANTIES

         17.1 CBS GENERAL REPRESENTATIONS AND WARRANTIES. CBS represents and warrants to SportsLine USA Inc. that:

                  (i) it has full corporate power and authority to enter into this Agreement;

                  (ii) the execution, delivery and performance of this Agreement have been duly authorized by CBS, and this Agreement constitutes the valid and binding obligation of CBS enforceable against CBS in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief and other equitable remedies.;

                  (iii) it has sufficient right and authority to grant to SportsLine USA Inc. all licenses and rights granted by CBS hereunder;

                  (iv) it owns or controls all right, title, and interest in the CBS Sports Content, the CBS Logos, the CBS Merchandise and all Intellectual Property Rights therein, (subject to the qualifications set forth in this Agreement) necessary to carry out its obligation hereunder and to grant and assign the rights and license granted to SportsLine USA Inc. herein;

                  (v) the use as specified in this Agreement of the CBS Sports Content, the CBS Logos and the CBS Merchandise, shall not infringe or otherwise violate any rights of any third party; and

                  (vi) CBS is and shall be at the time of each issuance of Content Shares, Ad Shares or Warranties hereunder an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended.

         17.2 SPORTSLINE USA INC. GENERAL REPRESENTATIONS AND WARRANTIES. SportsLine USA Inc. represents and warrants to CBS that, as of the Effective Date (and as to Subclause (v), at the time of each issuance of Content Share, Ad Shares and Warrants):

                  (i) SportsLine USA Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. SportsLine USA Inc. (A) has full corporate power and authority to own, lease and operate its properties and assets and to conduct and carry on its business as it is now being conducted and operated and as proposed to be conducted and operated; (B) is duly qualified to do business and is in good standing, and is duly licensed, authorized or qualified to transact or conduct business, in each jurisdiction in which it is required to be so licensed, authorized or qualified; and (C) has all governmental licenses, certifications, permits, approvals and other authorizations necessary to own its properties and assets and carry on its business as it is presently being conducted and proposed to be conducted.

                  (ii) SportsLine USA Inc. has full power and authority to execute and deliver this Agreement and to execute and deliver the Stockholder Agreement, and consummate the transactions contemplated by this Agreement and the Stockholder Agreement, and to issue (or reserve for issuance), sell and deliver the Common Stock being delivered hereunder and the Common Stock issuable upon exercise of the CBS Warrants (the "Warrant Shares"). Upon execution of this Agreement and the Stockholder Agreement by SportsLine USA Inc., each of this Agreement and the Stockholder Agreement shall have been duly and validly executed and delivered by SportsLine USA Inc., and constitute the legal, valid and binding obligation of SportsLine USA Inc., enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief and other equitable remedies.

                  (iii) As of the Effective Date and prior to the issuance of the Content Shares, Ad Shares and Warrants issuable hereunder on such date, (A) the authorized and issued and outstanding capital stock of SportsLine USA Inc. is as follows: fifty million (50,000,000) shares of Common Stock, of which six million five hundred thousand (6,500,000) shares are outstanding; three million (3,000,000) shares of Series A Preferred Stock, all of which are outstanding, six million one hundred sixty-two thousand seven hundred seventy-six (6,162,776) shares of Series B Preferred Stock, all of which are outstanding; and five million three hundred thirty-three thousand three hundred thirty-three (5,333,333) shares of Series C Preferred Stock, all of which are outstanding and (B) all of the issued and outstanding capital stock of SportsLine USA Inc. has been duly authorized, validly issued, fully paid, nonassessable and issued in compliance with applicable state and federal securities laws. Other than that certain Amended and Restated Voting Agreement dated as of September 25, 1996 and that certain Amended and Restated Investors' Rights Agreement dated as of September 25, 1996, there are no outstanding or existing (A) proxies, voting trusts, shareholder agreements or other rights, understanding or arrangements regarding the voting or disposition of the capital stock of SportsLine USA Inc.; (B) securities convertible into or exchangeable for capital stock of SportsLine USA Inc.; (C) obligations, options, warrants or other rights of any kind or character to acquire, purchase or subscribe for capital stock of SportsLine USA Inc. or securities convertible into or exchangeable for capital stock of SportsLine USA Inc., except for outstanding options and warrants to purchase an aggregate of six million eight hundred sixty-one thousand nine hundred sixty-five (6,861,965) shares of Common Stock; or (D) agreements, arrangements or understandings of any kind relating to the authorization, issuance or sale of capital stock of SportsLine USA Inc. or securities convertible into or exchangeable for capital stock of SportsLine USA Inc., except for SportsLine USA, Inc.'s agreements with International Merchandising Corporation and Sports Placement Services, each of which provides for the issuance of warrants under certain circumstances.

                  (iv) The execution, delivery and performance of this Agreement and the Stockholder Agreement by SportsLine USA Inc. does not and will not (A) conflict with or violate any provision of SportsLine USA Inc.'s Certificate of Incorporation or Bylaws, each as amended to date; (B) violate or breach any provision of, or result, through the mere passage of time, in a violation of, or result in the termination or acceleration of, or entitle any party to terminate or accelerate (whether after the giving of notice or lapse of time or both), any obligation under, be in conflict with or constitute or result in a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or result in the imposition of any lien upon or the creation of a security interest in, the stock or any assets, business or properties of SportsLine USA Inc. pursuant to, any note, bond, mortgage, indenture, deed, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which SportsLine USA Inc. is a party or by which SportsLine USA Inc. or any of its assets is bound or subject, or violate or conflict with any other material restriction of any kind or character to which SportsLine USA Inc., or any of its properties or assets, is subject; (C) violate any order, writ, injunction, decree, judgment or ruling of any court or governmental authority to which SportsLine USA Inc. is a party or it or its property is bound; or (D) violate any statute, law, rule or regulation applicable to SportsLine USA Inc.

                  (v) CBS shall acquire from SportsLine USA Inc. good title to the Common Stock purchased under this Agreement, free and clear of any and all liens, claims, charges, encumbrances or other security interests (collectively, "Security Interests"), other than such Security Interests as may arise out of acts or claims against CBS. The Common Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Stockholder Agreement and applicable securities laws. The Warrant Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrants, as the case may be, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Stockholder Agreement and applicable securities laws, free and clear of any and all Security Interests, other than such Security Interests as may arise out of acts or claims against CBS. The offer, sale and issuance of the Common Stock and (assuming no change in applicable law and no unlawful distribution of the Common Stock by CBS or other parties), the Warrant Shares will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") by virtue of the exemption afforded by Section 4(2) of the Securities Act (provided that with respect to the Warrant Shares, no commission or other remuneration is paid or given, directly or indirectly, for soliciting the exercise of the Warrants, as applicable).

                  (vi) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of SportsLine USA Inc. is required in connection with the execution and delivery by SportsLine USA Inc. of this Agreement or the Stockholder Agreement (including the issuance of the Common Stock), except for such filings under the Securities Act and the regulations thereunder and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement and the Stockholder Agreement and such consents or filings which the failure to obtain or file would not, individually or in the aggregate, have a Material Adverse Effect (as defined in subclause (xxvii)(A) hereof). All such filings will be made within the time prescribed by law.

                  (vii) There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the best of SportsLine USA Inc.'s knowledge, currently threatened) against SportsLine USA Inc., its activities, properties or assets or, to the best of SportsLine USA Inc.'s knowledge, against any officer, director or employee of SportsLine USA Inc. in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, SportsLine USA Inc. SportsLine USA Inc. is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, and there is no Action by SportsLine USA Inc. currently pending or which SportsLine USA Inc. intends to initiate.

                  (viii) SportsLine USA Inc. has full title to and ownership of, or is duly licensed under or otherwise authorized to use, all Intellectual Property Rights necessary to enable it to carry on its business as now conducted and as proposed to be conducted without, to SportsLine USA Inc.'s knowledge, any conflict with or infringement of any rights of others.

                  (ix) SportsLine USA Inc. has not received any communications alleging that SportsLine USA Inc. has infringed or, by conducting its business as proposed, would infringe any of the Intellectual Property Rights of any other person or entity. To SportsLine USA Inc.'s best knowledge, none of SportsLine USA Inc.'s employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of SportsLine USA Inc. or that would conflict with SportsLine USA Inc.'s business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Stockholder Agreement, nor the carrying on of SportsLine USA Inc.'s business by the employees of SportsLine USA Inc., nor the conduct of SportsLine USA Inc.'s business by the employees of SportsLine USA Inc., nor the conduct of SportsLine USA Inc.'s business as proposed, will, to SportsLine USA Inc.'s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. SportsLine USA Inc. does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees (or people it currently intends to hire) made or developed prior to their employment by SportsLine USA Inc., other than inventions, trade secrets or proprietary information which have been assigned to SportsLine USA Inc.

                  (x) SportsLine USA Inc. is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, and to SportsLine USA Inc.'s best knowledge, except for any violations that individually or in the aggregate would not have a Material Adverse Effect (as defined in subclause (xxvii)(A) hereof, SportsLine USA Inc. is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over SportsLine USA Inc.'s business or properties, and (B) is in compliance with all contracts and agreements to which it is a party.

                  (xi) SportsLine USA Inc. has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of SportsLine USA Inc. registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority, except as set forth in (i) that certain Amended and Restated Investors' Rights Agreement dated as of September 25, 1996, (ii) the CBS/SportsLine Stockholder Agreement and (iii) in SportsLine USA, Inc.'s agreements with International Merchandising Corporation and certain athletes.

                  (xii) The audited Balance Sheet of SportsLine USA Inc. as of December 31, 1996 reflects all of the personal property used by SportsLine USA Inc. in its business or otherwise held by SportsLine USA Inc., except for (A) property acquired or disposed of in the ordinary course of business since the date of such audited Balance Sheet, and
         (B) property not required under generally accepted accounting principles to be reflected thereon. Except as reflected in the audited Balance Sheet as of December 31, 1996 or the notes thereto, the properties and assets SportsLine USA Inc. owns are owned by SportsLine USA Inc. free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of SportsLine USA Inc.. With respect to the property and assets it leases, SportsLine USA

         Inc. is in material compliance with such leases and holds valid leasehold interests free of any liens, claims or encumbrances.

                  (xiii) SportsLine USA Inc. does not have any Employee Pension Benefit Plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

                  (xiv) SportsLine USA Inc. has delivered to CBS its audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows, including notes thereto) at December 31, 1996 for the year then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes or year-end audit adjustments required by generally accepted accounting principles (which year-end audit adjustments are not expected to have a material effect on the unaudited Financial Statements). The Financial Statements fairly present the financial condition and operating results of SportsLine USA Inc. as of the dates, and for the periods, indicated therein. Except as set forth in the December 31, 1996 audited Balance Sheet, SportsLine USA Inc. has no material liabilities, contingent or otherwise, other than (A) liabilities incurred in the ordinary course of business subsequent to December 31, 1996 and (B) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements. Except as disclosed in the Financial Statements, SportsLine USA Inc. is not a guarantor or guarantor or indemnitor of any other person, firm or corporation. SportsLine USA Inc. maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                  (xv) SportsLine USA Inc. is not bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union, and to SportsLine USA Inc.'s knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of SportsLine USA Inc. There is no strike or other labor dispute involving SportsLine USA Inc. pending nor, to SportsLine USA Inc.'s best knowledge, threatened, nor is SportsLine USA Inc. aware of any labor organization activity involving its employees. SportsLine USA Inc. is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with SportsLine USA Inc., and SportsLine USA Inc. does not have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of SportsLine USA Inc. is terminable at the will of SportsLine USA Inc. To SportsLine USA Inc.'s best knowledge, SportsLine USA Inc. has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

                  (xvi) Since its inception SportsLine USA Inc. has not been a "United States real property holding corporation", as defined in
         Section 897(c)(2) of the U.S. Internal Revenue Code of 1986, as amended, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder.

                  (xvii) SportsLine USA Inc. does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, other than an interest in Web-on-Site and in entities for Foreign SportsLine Sites. SportsLine USA Inc. is not a participant in any joint venture, partnership, or similar arrangement.

                  (xviii) SportsLine USA Inc. has not (A) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (B) incurred any indebtedness for money borrowed or, except as contemplated by this Agreement, any other liabilities individually in excess of $500,000 or, in the case of indebtedness and/or liabilities individually less than $500,000, in excess of $5,000,000 in the aggregate, (C) made any loans or advances to any person, other than ordinary advances for travel expenses, or (D) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (xix) For the purposes of subsections (xx) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities SportsLine USA Inc. has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (xx) SportsLine USA Inc. is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation or Bylaws, that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                  (xxi) Except as disclosed to the Board of Directors of SportsLine USA Inc., SportsLine USA Inc. has not engaged in the last three (3) months in any discussion (A) with any representative of any corporation or corporations regarding the consolidation or merger of SportsLine USA Inc. with or into any such corporations or corporations, with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of SportsLine USA Inc. or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of SportsLine USA Inc. is disposed of, or (B) regarding any other form of acquisition, liquidation, dissolution or winding up of SportsLine USA Inc.

                  (xxii) No officer, or director of SportsLine USA Inc. or member of his or her immediate family is indebted to SportsLine USA Inc., nor is SportsLine USA Inc. indebted (or committed to make loans or extend or guarantee credit) to any of them, other than for travel advances in the ordinary course of business. To the best of SportsLine USA Inc.'s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which SportsLine USA Inc. is affiliated or with which SportsLine USA Inc. has a business relationship, or any firm or corporation that competes with SportsLine USA Inc., except that employees, officers, or directors of SportsLine USA Inc. and members of their immediate family may own stock in publicly traded companies that may compete with SportsLine USA Inc. No member of the immediate family of any officer or director of SportsLine USA Inc. is directly or indirectly interested in any material contract with SportsLine USA Inc.

                  (xxiii) SportsLine USA Inc. has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect (as defined in subclause (xxvii)(A) hereof), and SportsLine USA Inc. believes it can obtain, without undue burden or expense, any similar authorization to conduct its business as proposed to be conducted. SportsLine USA Inc. is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

                  (xxiv) To SportsLine USA Inc.'s best knowledge, SportsLine USA Inc. is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to SportsLine USA Inc.'s best knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  (xxv) SportsLine USA Inc. has fully provided CBS with all the information that CBS has requested for deciding whether to enter into this Agreement and the Stockholder Agreement. Neither this Agreement, the Stockholder Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith, when read in their entirety and in light of the circumstances in which such statements were made, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                  (xxvi) SportsLine USA Inc. has timely filed all Tax Returns required by applicable law to be filed. All Tax Returns of SportsLine USA Inc. are true, complete and correct in all material respects. SportsLine USA Inc. has paid all Taxes, except those, which are currently being contested by it in good faith in the Financial Statements in accordance with generally accepted accounting procedure and for which adequate reserves have been made. The provision for taxes of SportsLine USA Inc. as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. SportsLine USA Inc. has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code respectively , nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect (as defined in subclause (xxvii)(A) hereof). No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the SportsLine USA Inc. There are no liens for Taxes upon the assets of SportsLine USA Inc., except liens for current Taxes not yet due. No Tax Returns of SportsLine USA Inc. have been examined by any Taxing Authority and it has not been notified by any such Tax Authority that such Tax Authority intends to audit such Returns. SportsLine USA Inc. has not given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes. SportsLine USA Inc. is not a party to, bound by, or has any obligation with respect to Taxes under any tax sharing, cost sharing or similar agreement or policy. SportsLine USA Inc. has not entered into agreements that would result in the disallowance of any Tax deductions pursuant to Section 280G of the Code. Since the date of the Financial Statements, SportsLine USA Inc. has made adequate provisions on its books of account in accordance with generally accepted accounting procedures for all Taxes with respect to its business, properties and operations for such period. SportsLine USA Inc. has withheld or collected from each payment made to each of its employees, the amount of all Taxes (including, but not limited to, federal income tax, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories. "Tax or Taxes" shall mean all federal, state, local and foreign taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto. "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns, and any amended Tax Return relating to Taxes. "Taxing Authority" shall mean the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes.

                  (xxvii)  Since January 31, 1997 there has not been:

                           (A) any change in the business, operations, assets,
                  liabilities, financial condition or operating results of SportsLine USA Inc. from that reflected in the audited Financial Statements, which had a material adverse effect on the business (as such business is presently conducted and as it is proposed to be conducted), finances, properties or prospects of SportsLine USA Inc. (a "Material Adverse Effect");

                           (B) any damage, destruction or loss, whether or not
                  covered by insurance to or of the assets of SportsLine USA Inc. which would have a Material Adverse Effect;

                           (C) any waiver by SportsLine USA Inc. of a valuable
                  right or of a
                  material debt owed to it;

                           (D) any satisfaction or discharge of any lien, claim
                  or encumbrance or payment of any obligation by SportsLine USA Inc., except in the ordinary course of business and which would not have a Material Adverse Effect;

                           (E) any material change or amendment to a material
                  contract or arrangement by which SportsLine USA Inc. or any of its assets or properties is bound or subject;

                           (F) any material change in any compensation
                  arrangement or agreement with any employee of or consultant to SportsLine USA Inc.;

                           (G) any sale, assignment or transfer of any patent,
                  trademarks, copyrights, trade secrets, proprietary software or other intangible assets, other than licenses thereof in the ordinary course of business;

                           (H) any resignation or termination of employment of
                  any key officer of SportsLine USA Inc.;

                           (I) any mortgage, pledge, transfer of a security
                  interest in or other encumbrance of SportsLine USA Inc.'s material properties or assets, except liens for current taxes not yet due or payable;

                           (J) any direct or indirect loans or guarantees made
                  by SportsLine USA Inc. to or for the benefit of its shareholders, employees, officers, directors or consultants, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                           (K) any declaration, setting aside or payment of any
                  dividend or other distribution in respect of any of SportsLine USA Inc.'s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by SportsLine USA Inc.;

                           (L) to the best of SportsLine USA Inc.'s knowledge,
                  any other event or condition of any character that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                           (M) any disposal of, or agreement to dispose of, any
                  asset or property, tangible or intangible, except in the ordinary course of business and which has not had a Material Adverse Effect, and in each case for a consideration at least equal to the fair market value of such asset or property, nor any lease or license to others, or agreement to lease or license, any property or asset, except in the ordinary course of business and which has not had a Material Adverse Effect;

                           (N) any purchase or agreement to purchase or
                  otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity;

                           (O) any material expenditure or commitment for the
                  purchase, acquisition, construction or improvement of a capital asset;

                           (P) any material change in, or agreement to change
                  materially, any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement;

                           (Q) any material change in the contingent obligations
                  of SportsLine USA Inc. by way of guaranty, endorsement, indemnity, warranty or otherwise; or

                           (R) any agreement or commitment by SportsLine USA
                  Inc. to do any of the things described in this Subsection (xxvii) hereof.

                  (xxviii) SportsLine USA Inc. has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its tangible properties that might be damaged or destroyed.

         17.2A SportsLine USA, Inc. further warrants and represents that at all times during the term of this Agreement:

                  (i) it shall, maintain insurance on its business operations and property in such amounts as are necessary to insure against risks usually insured against by persons operating similar businesses or properties by insurers of recognized responsibility;

                  (ii) it has sufficient right and authority to grant to CBS all licenses and rights granted by SportsLine USA Inc. hereunder;

                  (iii) it owns or controls all right, title, and interest in and to the SportsLine USA Inc. Site, and all Intellectual Property Rights therein, including, without limitation, the logo "SportsLine" necessary to carry out its obligation hereunder and to grant and assign the rights and licenses granted to CBS herein;

                  (iv) the CBS SportsLine Site, including the logo "SportsLine" shall not, infringe or otherwise violate any rights of any third party;

                  (v) it shall obtain all necessary authorization, releases, consents, clearances and licenses to use any SportsLine USA Inc. Content and all Intellectual Property Rights therein, on the CBS SportsLine Site, and to otherwise operate the CBS SportsLine Site as provided in this Agreement; and

                  (vi) it shall indemnify its directors, including any CBS designees, and its officers to the fullest extent permitted under
         Section 145 of the General Corporation law of the State of Delaware.

         17.3 NO OTHER WARRANTIES. THE WARRANTIES SET FORTH IN THIS SECTION 17 ARE THE SOLE AND EXCLUSIVE WARRANTIES MADE BY EACH PARTY HEREUNDER AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED) TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED.

         17.4 The warranties and representations of the parties made pursuant to paragraph 17 of this Agreement shall survive any investigation made by either party and shall survive the execution and delivery of this Agreement.

18.      INDEMNIFICATION

         Each party (the "INDEMNIFYING PARTY") shall indemnify, hold harmless and defend the other party (collectively, the "INDEMNIFIED PARTY") from and against any loss, cost, liability or expense (including court costs and reasonable attorneys' fees) arising out of or resulting from any breach by the Indemnifying Party of any representation, warranty, covenant or agreement contained herein, including, without limitation, any breach of any warranty concerning the "SportsLine" logo or the CBS Logos set forth in paragraph 17 hereof. In the event of any such claim, the Indemnified Party shall: (i) promptly, but in any no later than twenty (20) days after receiving such claim, notify the Indemnifying Party of the claim; (ii) allow the Indemnifying Party to direct the defense and settlement of such claim with counsel of the Indemnifying Party's choosing; and (iii) provide the Indemnifying Party, at the Indemnifying Party's expense, with information and assistance that is reasonably necessary for the defense and settlement of the claim. The Indemnified Party reserves the right to retain counsel, at the Indemnified Party's sole expense, to participate in the defense of any such claim. The Indemnifying Party shall not settle any such claim or alleged claim without first obtaining the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld, if the terms of such settlement would adversely affect the lndemnified Party's rights under this Agreement or otherwise. If the Indemnifying Party assumes the defense and settlement of the claim as set forth above, then the Indemnifying Party's only obligation is to satisfy the claim, judgment or approved settlement.

19.      TERMINATION

         19.1 TERMINATION. CBS shall have the right to terminate this Agreement upon the acquisition of forty (40) percent or more of the voting power of the outstanding equity securities of SportsLine USA Inc. by a CBS Competitor. SportsLine USA, Inc. shall have the right to terminate this Agreement as set forth in paragraph
7.2. In addition, either party shall have the right to terminate this Agreement if:

                  (i) the other party breaches any material term or condition of this Agreement that is capable of being cured and fails to cure such breach within thirty (30) days after written notice from the non-breaching party; provided, however, that the non-breaching party shall extend the deadline for curing any breach appropriately if it is capable of being cured but not reasonably within thirty (30) days;

                  (ii) the other party becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors;

                  (iii) the other party is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing;

                  (iv) the other party becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; or

                  (v)  the other party is liquidated or dissolved.

         19.2     EFFECT OF TERMINATION.

         Upon any termination of this Agreement:

                  (i) SportsLine USA Inc. shall remove the CBS Sports Content, CBS Logos and CBS Merchandise from the CBS SportsLine Site as soon as commercially and technically practicable, given customary Internet business practices, but in no event shall any such material remain on the CBS SportsLine Site more than thirty (30) days after CBS's notice of termination;

                  (ii) each party shall immediately return to the other party all Confidential Information of the other party in its possession or control, and shall provide the other party with an officer's written certification as to the return of such Confidential Information;

                  (iii) CBS shall return to SportsLine USA Inc. for cancellation the stock certificate(s) representing all Content Shares issued to CBS during the Contract Year in which the Agreement is terminated. Upon such cancellation, SportsLine USA Inc. shall reissue to CBS a new stock certificate for that number of Content Shares equal to the product of (i) the original number of Content Shares issued in such Contract Year times (ii) a fraction, the numerator of which is the number of whole months elapsed during such Contract Year and the denominator which is twelve (12) (ten (10) in the case of the first Contract Year).

                  (iv) if any Deficit Ad Amount for a Contract Year exists at the time of the Agreement's termination, CBS shall return to SportsLine USA Inc. for cancellation the stock certificate(s) representing all Ad Shares issued to CBS during the Contract Year in which the Agreement is terminated. Upon such cancellation, SportsLine USA Inc. shall reissue to CBS a new stock certificate representing the original number of Ad Shares issued in such Contract Year less the number of Ad Shares represented by the Deficit Ad Amount for such Contract Year.

         19.3 NON-EXCLUSIVE REMEDY. Except as expressly set forth in this Agreement, the exercise by either party of any remedy under this Agreement shall be without prejudice to its other remedies under this Agreement or otherwise.

         19.4 SURVIVAL. The rights and obligations of the parties under paragraphs 12, 15, 16, 17, 18, 19.2, 19.3 and 20 shall survive any termination of this Agreement.

20.      GENERAL

         20.1 ASSIGNMENT. Neither party may assign this Agreement in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect ab initio. Notwithstanding the foregoing, CBS may have the right to assign this Agreement to any entity controlling, controlled by or under common control with, CBS, or to any entity that acquires CBS by purchase of stock or by merger or otherwise, or by obtaining substantially all of CBS's assets (a "CBS Assignee"), provided that any such CBS Assignee, or any division thereof, thereafter performs the same functions as CBS Sports performed prior to the date of such assignment and succeeds to all of the rights and is subject to all of the obligations of CBS under this Agreement.

         20.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to or application of conflicts of-law rules or principles.

         20.3 JURISDICTION; VENUE; BENCH TRIAL. Each party irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above will be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party irrevocable and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transaction contemplated hereby in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY RELATED AGREEMENT OR THE SUBJECT MATTER HEREOF IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT, IN TORT OR OTHERWISE.

         20.4 COMPLIANCE WITH LAWS. Each party shall comply in all material respects with all laws and regulations applicable to its activities under this Agreement.

         20.5 SEVERABILITY. If any provision of this Agreement is found invalid or unenforceable, that provision shall be enforced to the maximum extent permissible, and the other provisions of this Agreement shall remain in force.

         20.6 NOTICES. All notices under this Agreement shall be deemed given when delivered personally, sent by confirmed facsimile transmission, or sent by certified or registered U.S. mail or nationally-recognized express courier, return receipt requested, to the address shown above or as may otherwise be specified by either party to the other in accordance with this subparagraph. Either party may change its address for notices under this Agreement by giving written notice to the other party by the means specified in this subparagraph:

To SportsLine USA Inc.:                            To CBS:

SportsLine USA Inc.                                CBS Sports
6340 NW 5th Way                                    51 West 52nd Street
Ft. Lauderdale, FL 33309                           New York, NY 10019
Attention:  President                              Attention: President
Phone: 954-351-2120                                Phone: 212-975-4321
Fax: 954-351-9175                                  Fax: 212-975-7292
                                                   Copy to: General Counsel
                                                            CBS Inc.
                                                            51 West 52nd Street
                                                            New York, NY 10019

         20.7 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

         20.8 WAIVER. No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

         20.9 ENTIRE AGREEMENT. This Agreement and its Exhibits (all of which are incorporated herein by reference) are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior or contemporaneous agreements, communications, and understandings (both written and oral) regarding such subject matter. This Agreement may only be modified, or rights under it waived, by a written document executed by both parties.

         20.10 ATTORNEYS FEES. The prevailing party in any action to enforce this Agreement (including the Stockholder Agreement) shall be entitled to recover reasonable costs and expenses including, without limitation, reasonable attorneys' fees.

         20.11 COUNTERPARTS. This Agreement may be executed in counterpart, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

SPORTSLINE USA, INC.                  CBS INC.

By: /s/ MICHAEL LEVY                  By: /s/ FREDERIC G. REYNOLDS
   --------------------------            -------------------------

Name: Michael Levy                    Name: Frederic G. Reynolds
     ------------------------              -----------------------

Title: President                      Title: Executive Vice President, CFO
      -----------------------               ------------------------------

                                TABLE OF EXHIBITS

Exhibit A -- CBS Sports Content

Exhibit B -- CBS Logos

Exhibit C -- CBS License Guidelines and Restrictions

Exhibit D -- Advertising and Promotion-Placements

Exhibit E -- Ad Guarantees and Shares

Exhibit F -- Signature Events

Exhibit G -- Content Shares

Exhibit H -- Form of Warrant

Exhibit I -- Warrant Shares

Exhibit J -- Stockholder Agreement

Exhibit K -- CBS Sports Internet Commitments

Exhibit L -- New Signature Events

                                    EXHIBIT A

                               CBS SPORTS CONTENT

CBS SPORTS PROGRAM SCHEDULES

CBS SPORTS PRESS RELEASES

CBS SPORTS ON-AIR PROMOTION (VIDEO :10; :20; :30)

CBS SPORTS PRODUCTION RESEARCH MATERIALS DOCUMENTS SUPPLIED ON-
AIR TALENT AND PRODUCERS, DIRECTORS

CBS SPORTS PROGRAM MATERIALS (VIDEO)

         A.       FEATURE PROGRAMMING PRODUCED FOR HALF TIME AND
                  PREGAME SHOWS.

         B.       VIGNETTES (E.G., GOLF TIPS, GOLF RULES).

         C. ORIGINAL MATERIAL PRODUCED AT SIGNATURE EVENTS DAYS PRIOR TO AIR (SUBJECT TO THE PRESSURES OF EVENT PRODUCTION AND DISTRIBUTION).

         D.       REPLAYS FROM EVENTS THAT CBS SPORTS CONTROLS "INTERNET"
                  RIGHTS TO

         E. CBS SPORTS IDEAS FOR ORIGINAL "INTERNET" ACTIVITIES THAT DEVELOP FROM TIME TO TIME.

                                    EXHIBIT B

                                    CBS LOGOS

                                    EXHIBIT C

                     CBS LICENSE GUIDELINES AND RESTRICTIONS

1.       GENERAL

         1. Subject to the terms of the Transition Period (as hereinafter defined), all information currently included within the "Odds and Analysis" section of the SportsLine USA, Inc. Site shall not be included within the CBS SportsLine Site and may be private labeled; provided, that the CBS SportsLine Site may include information commonly published in daily newspapers in the United States, subject to paragraph 7.5 of the Agreement.

                  a) The home page of the CBS SportsLine Site shall not have an "Odds and Analysis" button or other references to gambling.

                  b) The odds section of the CBS SportsLine Site shall not display the word "odds" in its main headings or otherwise in a prominent manner and shall be referred to as "The Daily Line" or such other title as may be mutually agreed.

                  c) Leading up to and during the NCAA basketball tournaments and the Masters Golf Tournament, the CBS SportsLine Site home page will prominently feature a graphic link to the CBS SportsLine Site coverage of that event. The section(s) of the CBS SportsLine Site containing such coverage will be devoid of references to odds or gambling.

                  d) There shall be no direct cross-links between the "Daily Line" section and coverage on the CBS SportsLine Site of amateur or collegiate events. Any other cross-links with the "Daily Line" section shall be subject to restrictions imposed by right holders.

                  e) The CBS SportsLine Site shall not include advertising from casinos, sports books or other gambling enterprises, nor shall it "courtesy" any enterprise or individual for having supplied information to the CBS SportsLine Site.

                  f) Analysis of sports events shall not be presented within the "Daily Line" section.

                  g) Odds information shall not be presented in the scoreboard section of the CBS SportsLine Site.

                  h) During the one-month period following the Effective Date, or such longer period as may be mutually agreed, (the "Transition Period"), the CBS SportsLine Site may include links to the Content private labeled pursuant to paragraph 1, above; provided, however, prior to the conclusion of the NCAA Mens Basketball Tournament, SportsLine USA, Inc. shall not display any advertisements from any casinos, sportsbooks, or other gambling related enterprises.

         2. The CBS SportsLine Site shall not include Content that: (i) is sexually explicit, (ii) contains profanity, (iii) is slanderous or libelous or (iv) that denigrates a particular group based on gender, race, creed, religion, sexual preference or handicap. The parties acknowledge that SportsLine USA Inc. may not be able to prevent such content from appearing on the CBS SportsLine Site due to the actions of non-employees, although SportsLine USA, Inc. shall take such reasonable steps to prevent such action by non-employees as may be prudent under the circumstances.

         3. Each page of the CBS SportsLine Site containing any CBS Sports Content, CBS Logos or CBS Merchandise shall have the same look and feel of CBS Sports as CBS Sports shall from time to time adopt.

II.      CBS SPORTS CONTENT

         1. Each party shall notify the other of all errors, omissions, and/or inaccuracies in the CBS Sports Content within forty-eight (48) hours after it becomes aware thereof.

         2. If SportsLine USA, Inc. provides such notice, it shall specify to CBS what action, if any, it has taken to correct the error, omission and/or inaccuracy.

         3. If CBS provides such a notice, or receives such notice, it may specify the action to be taken by SportsLine USA Inc. to correct the error, omission and/or inaccuracy or resubmit such content.

         4. All CBS Sports Content shall be subject to restrictions and instructions disclosed by CBS at any time.

III.     LOGOS

         1. SportsLine USA Inc. shall place a trademark notice to be furnished by CBS on all items or materials utilizing CBS Logos. CBS shall provide SportsLine USA, Inc. with the manner, style and placement of such notice, which shall be incorporated into this Section.

IV.      PRIVATE LABELING AND CROSS-LINKS

         1. Subsequent to the Transition Period, SportsLine USA, Inc. shall not establish any links from the CBS SportsLine Site to any private labeled gambling content.

         2. Subsequent to the Transition Period, SportsLine USA Inc. shall not conduct any cross promotions between the CBS SportsLine Site and any Internet Site to which any gambling content has been private labeled.

V.       OWNERSHIP

         1. SportsLine USA Inc. shall place an appropriate copyright notice to be furnished by CBS on all pages of the CBS SportsLine Site.

         2. SportsLine USA Inc. and CBS shall mutually develop the procedures for placing any third party copyright notice on any CBS Content Page.

                                    EXHIBIT D

                     ADVERTISING AND PROMOTION - PLACEMENTS

PLACEMENT OBLIGATIONS

- CBS will be responsible for the placement of all advertising and promotion of the CBS SportsLine Site

PLACEMENT POSSIBILITIES

- CBS Television Network Sports programming

- Other CBS Television Network programming, e.g. Evening News, Primetime, Daytime, Late Night

- Other CBS television programming. e.g. Syndication, CBS EYE ON PEOPLE

- CBS Owned and Operated Television Stations programming, e.g. sport segments of local news, local avails

- CBS Owned and Operated Radio Stations programming, e.g. local news, music, sports

- Banner Advertising on CBS Internet Sites

PLACEMENT TYPES

- 30 second units where available

- 15 second units where available

- 10 second units  where available

- URL Scrolls

- On-air mention

- Banner ads

- Credit rolls/sign-offs

                                    EXHIBIT E

                            AD GUARANTEES AND SHARES

SportsLine USA Inc. will pay CBS for the use of CBS advertising and promotion time pursuant to the following schedule:

                                                                TOTAL SHARES OF
YEAR(1)                      AMOUNT(2)     CONVERSION PRICE      COMMON STOCK
--------------------------------------------------------------------------------
First Contract Year         $7 million          $4.12              1,699,860
Second Contract Year       $11 million(3)       $6.39              1,722,293
Third Contract Year        $11 million          $8.52              1,291,720
Fourth Contract Year       $14 million         $10.65              1,315,194
FIFTH CONTRACT YEAR        $14 MILLION         $12.77              1,095,933
-------------------------------------------------------------------------------
TOTAL                      $57 MILLION         $8/SHARE            7,125,000

--------
        (1) Each payment shall be made on the first business day of each Contract Year commencing in 1997.

        (2)       Placement costs:

                  - Regular time units priced at average unit cost for time
                    period

                  - URL Scroll, banner ads,  priced at 10 second unit

                  - Credit rolls and signoffs priced at five (5) second unit

                  - On-air mention at 15 second unit

        (3)       Includes Winter Olympics in l998

                                    EXHIBIT F

                                SIGNATURE EVENTS

        /bullet/              The 1998 Winter Olympics

        /bullet/              1997  -  2000  NCAA Basketball
                              Final Four Tournament

        /bullet/              1997  - 1998  PGA Golf Championship
                              and all PGA Tour events

        /bullet/              1997  - 1998  The Masters Golf Tournament

        /bullet/              1997  - 2001  Daytona 500

        /bullet/              1997  - 2000  U.S. Open Tennis

                                    EXHIBIT G

                                 CONTENT SHARES

                          CONTENT          CONVERSION         SHARES OF
DATE*                     PAYMENT          PRICE              COMMON STOCK
-----------------------------------------------------------------------------
First Contract Year       $1 million        $4.12             180,823
Second Contract Year      $1 million        $6.39             117,213
Third Contract Year       $1 million        $8.52             105,750
Fourth Contract Year      $1 million       $10.65             103,754
Fifth Contract Year       $1 million       $12.77             117,460
-----------------------------------------------------------------------------

TOTAL                     $5 MILLION       $8/SHARE           625,000

* Each payment shall be made on the first business day of each Contract Year commencing in 1997.

                                    EXHIBIT H

                                 FORM OF WARRANT

                                000,000 WARRANTS

THESE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS (THE "WARRANT SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS. THE WARRANT SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

[INSERT DATE- BEGINNING OF CONTRACT YEAR]

                              SPORTSLINE USA, INC.

               WARRANTS FOR THE PURCHASE OF SHARES OF COMMON STOCK

         FOR VALUE RECEIVED, SPORTSLINE USA, INC., a Delaware corporation ("SportsLine" or the "Company"), hereby certifies that CBS INC (the "Holder") is entitled, subject to the provisions contained herein, to purchase from the Company 000,000 fully paid and non-assessable shares of Common Stock (as defined below), subject to adjustment as provided herein, at an exercise price per share of Common Stock (the "Exercise Price") of $[INSERT EXERCISE PRICE].

         The term "Common Stock" means the Common Stock, par value $.01 per share, of the Company as constituted on the date hereof. The number of shares of Common Stock to be received upon the exercise of these Warrants may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Other Securities" means any other securities that may be issued by the Company in addition to, or in substitution for, the Warrant Stock.

         References herein to the "Company" are to (i) SportsLine and any successor thereto, (ii) any successor corporation resulting from the merger or consolidation of SportsLine, or any successor thereto, with another corporation or (ii) any corporation to which SportsLine, or any successor thereto, has transferred its property or assets as an entirety or substantially as an entirety.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of these Warrants, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of these Warrants, if mutilated, the Company shall execute and deliver new Warrants of like tenor and date. Any such new Warrants, upon execution and delivery, shall constitute an additional contractual obligation on the part of the Company, whether or not these Warrants so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         The Holder agrees with the Company that these Warrants are issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein, including the following:

         1. EXERCISE OF WARRANTS. The Warrants may be exercised, in whole or in part, at any time prior to December 31, ____ [END OF CONTRACT YEAR]; provided, however, that the exercisability of the Warrants shall be subject to the condition that the Agreement dated as of March 5, 1997 between SportsLine and the Holder (the "Principal Agreement"), as amended or modified, shall be in effect, and no further Warrants shall be exercisable on or after the expiration, nonrenewal or termination of said agreement. Subject to the foregoing, the Warrants shall be exercisable by presentation and surrender of these Warrants to the Company at its principal office (which on the date hereof is 6340 N.W. 5th Way, Fort Lauderdale, Florida 33309), or at the office of its stock transfer agent (which on the date hereof is the Company), if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check or checks, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form. Upon receipt by the Company of the Warrants, together with the Exercise Price, at its office, or by the Company's stock transfer agent at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Stock (and Other Securities) issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or that certificates representing such Warrant Stock (or Other Securities) shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Warrant Stock (and Other Securities) upon exercise of these Warrants.

         2. RESERVATION OF SHARES AND OTHER SECURITIES. The Company will at all times reserve for issuance and delivery upon exercise of these Warrants all shares of Warrant Stock and other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of these Warrants. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free and clear of all preemptive rights.

         3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of these Warrants, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share in lieu of each fraction of a share otherwise issuable upon any exercise of these Warrants, as determined by the Board of Directors in its reasonable discretion.

         4. EXCHANGE OF WARRANTS. These Warrants are exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of shares of Warrant Stock (and Other Securities) purchasable hereunder.

         5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights as a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed herein.

         6. ANTI-DILUTION PROVISIONS.

         6.1 ADJUSTMENT FOR RECAPITALIZATION. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of these Warrants) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock (or Other Securities) subject to these Warrants immediately prior to such subdivision shall be proportionately increased and the Exercise Price per share shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock (or Other Securities) by recapitalization, reclassification or combination thereof, the number of shares of Common Stock (or Other Securities) subject to these Warrants immediately prior to such combination shall be proportionately decreased and the Exercise Price per share shall be proportionately increased.

Any such adjustments pursuant to this Section 6.1 shall be effective at the close of business on the effective date of such subdivision or combination or, if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment shall be the record date therefor.

         6.2 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. (a) In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable upon the exercise of these Warrants) after the date hereof or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder, upon the exercise hereof, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of these Warrants prior to such consummation, the securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised these Warrants immediately prior thereto (but had not exercised any rights with respect to such securities or property in connection with the reorganization, consolidation, merger or conveyance); in each such case, the terms of these Warrants shall be applicable to the securities or property receivable upon the exercise of these Warrants after such consummation.

         (b) In any case where the Company shall consolidate with or merge into another corporation, and shall not be the surviving corporation, or shall convey all or substantially all of its assets to another corporation, then, and in each such case, the Company shall, as a condition of the closing of such transaction, require that the surviving corporation or the corporation that shall have received substantially all of the Company's assets expressly assume the obligations of the Company under these Warrants in a form reasonably satisfactory to the Holder.

         6.3 NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of these Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, while these Warrants are outstanding, the Company (a) will not permit the par value, if any, of the shares of Warrant Stock to be above the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable shares of Warrant Stock and Other Securities upon the exercise of these Warrants.

         6.4 CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment in the number of shares of Warrant Stock or Other Securities receivable upon the exercise of these Warrants, the Company at its expense will promptly compute such adjustment in accordance with the terms of these Warrants and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.

         6.5 NOTICES OF RECORD DATE, ETC. In case:

         (a) the Company shall take a record of the holders of its Common Stock (or Other Securities at the time receivable upon the exercise of these Warrants) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

         (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

         (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in each such case, the Company shall mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, to be fixed, as to which the holders of record of Warrant Stock (or such other securities at the time receivable upon the exercise of these Warrants) shall be entitled to exchange their shares of Warrant Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date therein specified and these Warrants may be exercised prior to said date during the term of these Warrants.

         8. RESTRICTIONS ON TRANSFER OF WARRANTS, WARRANT STOCK AND OTHER SECURITIES. The Warrant Stock and Other Securities may not be sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933 (the "Securities Act") and any applicable state securities laws or pursuant to available exemptions from such registration, provided that the seller delivers to the Company an opinion of counsel satisfactory to the Company confirming the availability of such exemption.

         9. LEGEND. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of these Warrants and the issuance of any of the shares of Warrant Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

         10. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder shall cause the Holder to be a stockholder of the Company for any purpose.

         11. AMENDMENT; WAIVER. Any term of the Warrants may be amended and the observance of any term of the Warrants may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Holder and the Company.

         12. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice in writing hereunder.

         13. ASSIGNMENT. These Warrants, and the rights of the Holder hereunder, are not assignable by the Holder, except to a CBS Assignee (as defined in the Principal Agreement). Any attempted assignment in violation of this Section 13 shall be null and void.

         14. APPLICABLE LAW. These Warrants shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of law principles.

         IN WITNESS WHEREOF, the Company has caused these Warrants to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                           SPORTSLINE USA, INC.

                                           By:
                                              --------------------------------
                                                Title:    President

                              WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise Warrants to purchase _______________ shares of Common Stock of SportsLine USA, Inc., a Delaware corporation, and hereby makes payment of $_________ in full satisfaction therefor.

                                    ____________________________________________
                                    Signature

                                    ____________________________________________
                                    Signature, if jointly held

                                    ____________________________________________
                                    Date

                       INSTRUCTIONS FOR ISSUANCE OF STOCK
              (if other than to the Holder of the within Warrants)

Name ___________________________________________________________________________
                                    (Please typewrite or print in block letters)

Address ________________________________________________________________________

________________________________________________________________________________

Social Security or Taxpayer Identification Number ______________________________

                                    EXHIBIT I

                                 WARRANT SHARES

WARRANT                                                          SHARES OF
GRANT*                           TOTAL COST         PRICE        COMMON STOCK
--------------------------------------------------------------------------------
First Contract Year             $ 3,800,000         $4            950,000
Second Contract Year            $ 5,700,000         $6            950,000
Third Contract Year             $ 7,600,000         $8            950,000
Fourth Contract Year            $ 9,500,000         $10           950,000
Fifth Contract Year             $11,400,000         $12           950,000
--------------------------------------------------------------------------------

TOTAL                           $38,000,000         $8/SHARE     4.75 MILLION

* Each warrant will be granted on the first business day of each Contract Year commencing in 1997 and is exercisable during the Contract Year in which it is granted.

                                    EXHIBIT J

                              STOCKHOLDER AGREEMENT

                      CBS/SPORTSLINE STOCKHOLDER AGREEMENT

         This CBS/SPORTSLINE STOCKHOLDER AGREEMENT (this "AGREEMENT") is made and entered into as of March 5, 1997, between SportsLine USA, Inc., a Delaware corporation (the "COMPANY"), and CBS INC., a New York corporation ("CBS").

                                 R E C I T A L S

         A. CBS and the Company have entered into that certain Agreement, dated as of the date hereof (the "PRINCIPAL AGREEMENT;" capitalized terms used herein and not otherwise defined shall have the meanings defined in the Principal Agreement), pursuant to which, among other things, CBS will acquire shares of Common Stock and Warrants in consideration of the license by CBS of the CBS Logos and the CBS Content and provision by CBS of certain broadcast advertising and promotion.

         B. CBS and the Company have agreed that the terms and conditions of this Agreement shall govern CBS's rights with respect to the shares of Common Stock it acquires pursuant to the Principal Agreement or upon the exercise of the Warrants.

         NOW THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the parties hereby agree as follows:

1.       INFORMATION AND DIRECTOR RIGHTS.

         1.1 FINANCIAL AND OTHER INFORMATION. The Company covenants and agrees that, so long as the CBS Percentage (as defined in Section 1.3 hereof) is at least ten percent (10%), the Company will furnish to CBS such financial and other information (including annual, quarterly and monthly reports and an annual budget) as the Company may from time to time be required to furnish to the holders of the Company's outstanding Series A, Series B or Series C preferred stock (the "PREFERRED STOCK HOLDERS") pursuant to the Amended and Restated Investors' Rights Agreement dated as of September 25, 1996, among the Company, the holders of the Preferred Stock, The Estate of Burk Zanft and Michael Levy, as now in effect and as hereinafter amended from time to time in accordance with the terms thereof (the "INVESTORS' RIGHTS AGREEMENT"). Such financial and other information shall be provided to CBS by the Company at such time or times and in the same manner as it is provided to the Preferred Stock Holders in accordance with the Investors' Rights Agreement. CBS agrees to hold all such financial and other information received pursuant to this Section 1.1 in confidence, and not to use or disclose any of such information to any third party (other than to any regulatory authority to which CBS is subject requesting the same), except to the extent such information may be made publicly available by the Company.

         1.2 CBS DESIGNEES. So long as the CBS Percentage is at least ten percent (10%), CBS shall have the right to elect (and maintain in office) as members of the Company's Board of Directors (the "BOARD") a number of individuals equal to the product of (i) total number of members of the Board, times (ii) the CBS Percentage (the "CBS DESIGNEES"). The CBS Designees shall be designated from time to time in writing by CBS. Upon execution of this Agreement, the Company shall cause two (2) CBS Designees to be appointed to the Board. The Company further agrees to use its best efforts to cause the nomination and election from time to time of the CBS Designees, including obtaining the agreement of the holders of a majority of its outstanding Common Stock and preferred stock to vote their shares of the Company's capital stock to cause the election to the Board of any CBS Designees designated for election to the Board by CBS.

         1.3 OBSERVER RIGHTS. If CBS is no longer entitled to appoint CBS Designees in accordance with Section 1.2, then so long as CBS owns not less than 250,000 shares of Common Stock, CBS, at its own expense, shall be entitled to have a representative attend all meetings of the Company's Board of Directors in a nonvoting observer capacity (each, a "CBS REPRESENTATIVE"). If CBS designates a CBS Representative to the Company, the Company shall concurrently provide the CBS Representative with copies of all notices, minutes, consents and other materials it provides to members of the Board of Directors; provided, that the

CBS Representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude any CBS Representative from any meeting or portion thereof if access to such information or meeting or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to any CBS Representative.

         1.4 CBS PERCENTAGE. For purposes of this Agreement, the term "CBS PERCENTAGE" shall mean, at any particular time, that percentage determined by dividing (a) the sum of (i) the number of shares of Common Stock CBS then holds, plus (ii) the number of shares of Common Stock which CBS thereafter has the right to acquire under the Principal Agreement or upon exercise of any Warrants outstanding or to be granted thereunder, by (b) the sum of (i) the total number of shares of Common Stock of the Company then outstanding plus (ii) the total number of shares of Common Stock of the Company into which all then outstanding shares of preferred stock of the Company are then convertible plus (iii) the number of shares of Common Stock of the Company reserved for issuance under stock purchase and stock option plans of the Company and outstanding options and warrants.

2.       RIGHT OF FIRST REFUSAL.

         2.1 GENERAL. CBS shall have the right of first refusal to purchase the CBS Percentage of all (or any part) of any New Securities that the Company may from time to time issue after the date of this Agreement.

         2.2 NEW SECURITIES. "NEW SECURITIES" shall mean any Common Stock or preferred stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or preferred stock; PROVIDED, HOWEVER, that the term "New Securities" does not include: (i) shares of the Company's Common Stock (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or plans unanimously approved by the Board of Directors of the Company ("EMPLOYEE OPTIONS"); (ii) any securities issuable upon conversion of or with respect to any then outstanding shares of the Company's Series A, Series B or Series C preferred stock or Common Stock or other securities issuable upon conversion thereof; (iii) any securities issuable upon exercise of any of the options, warrants or rights (other than Employee Options)("WARRANT SECURITIES") outstanding as of the date hereof, any Warrant Securities hereafter approved by the Board of Directors of the Company, and any Common Stock or other securities issuable upon the conversion of any Warrant Securities; (iv) shares of the Company's Common Stock or preferred stock issued in connection with any stock split or stock dividend; (v) securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act; (vi) up to 50,000 shares of the Company's Common Stock (and/or options or warrants therefor) issued or issuable to nonaffiliate third parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing, provided that this exception (vi) shall not apply unless the arrangement is unanimously approved by the Company's Board of Directors; or (vii) securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.

         2.3 PROCEDURES. In the event that the Company proposes to undertake an issuance of New Securities, it shall give CBS written notice of its intention to issue New Securities (the "NOTICE"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. CBS shall have fifteen (15) days from the date of mailing of any such Notice to agree in writing to purchase the CBS Percentage of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed the CBS Percentage).

         2.4 FAILURE TO EXERCISE. In the event that CBS fails to exercise the right of first refusal within such fifteen (15) day period, then the Company shall have 120 days thereafter to sell the New Securities with respect to which CBS's rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Notice. In the event that the Company has not issued and sold the New Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to CBS pursuant to this Section 2.

3.       REGISTRATION RIGHTS.

         3.1      DEFINITIONS.  For purposes of this Section 3:

                  (a) REGISTRATION. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the declaration or ordering of effectiveness of such registration statement.

                  (b) REGISTRABLE SECURITIES. The term "REGISTRABLE SECURITIES" means: all shares of Common Stock (i) issued by the Company to CBS as Content Shares or Ad Shares pursuant to the Principal Agreement, (ii) issuable upon the exercise of outstanding and exercisable Warrants granted pursuant to the Principal Agreement, and (iii) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (i) or (ii) of this Section 3.1(b); EXCLUDING in all cases, however, any Registrable Securities sold by CBS in a transaction in which rights under this Section 3 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

                  (c) REGISTRABLE SECURITIES THEN OUTSTANDING. The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the number of shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

                  (d) FORM S-3. The term "FORM S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (e) SEC. The term "SEC" or "COMMISSION" means the United States. Securities and Exchange Commission.

         3.2 DEMAND REGISTRATION. If the Company shall receive at any time six months or more after the the effective date of the Company's initial public offering of its securities pursuant to a registration filed under the Securities Act a written request from CBS that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3.2, then the Company shall effect, as soon as practicable and in any event within sixty (60) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which CBS requests to be registered and included in such registration by such written notice, subject only to the limitations of this

Section 3.2; PROVIDED that the Registrable Securities requested by CBS to be registered pursuant to such request must have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $5,000,000.

         If CBS intends to distribute the Registrable Securities covered by its request by means of an underwriting, then CBS shall so advise the Company as a part of its request made pursuant to this Section 3.2. The underwriter shall be selected by the Company with the consent of CBS, which consent will not unreasonably be withheld, and CBS shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise CBS, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated FIRST, to the Company, SECOND, to the Preferred Stock Holders, if and to the extent such Preferred Stock Holders have exercised their registration rights granted under the Investors' Rights Agreement, and THIRD, if and only to the extent that the inclusion of such Registrable Securities will not reduce the amount of the shares that the Preferred Stock Holders may include in such registration and underwriting, to CBS; PROVIDED, HOWEVER, that the managing underwriter(s) shall have the absolute right and discretion to exclude from a registration and underwriting relating to the Company's initial public offering any and all of the Registrable Securities. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

         The Company is obligated to effect only one (1) registration pursuant to this Section 3.2. The Company shall not be deemed to have effected a registration pursuant to this Section 3.2 unless a registration statement in respect thereof shall have been declared effective by the Commission.

         Notwithstanding the foregoing, if the Company shall furnish to CBS a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of CBS; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve (12) month period.

         3.3 PIGGYBACK REGISTRATIONS. The Company shall notify CBS in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company but excluding registration statements relating to offerings of securities pursuant to any employee benefit plan or a corporate reorganization) and will afford CBS an opportunity to include in such registration statement all or any part of the Registrable Securities then held by CBS. If CBS desires to include in any such registration statement all or any part of the Registrable Securities then held by it, CBS shall, within twenty
(20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities CBS wishes to include in such registration statement. If CBS decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, CBS shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

         If a registration statement under which the Company gives notice under this Section 3.3 is for an underwritten offering, then the Company shall so advise CBS. In such event, the right of CBS to have any of its Registrable Securities included in a registration pursuant to this Section 3.3 shall be conditioned upon CBS's participation in such underwriting and the inclusion of CBS's Registrable Securities in the underwriting to the extent provided herein. CBS and any other stockholders proposing to distribute their Company securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, FIRST, to the Company, SECOND, to the Preferred Stock Holders, if and to the extent such Preferred Stock Holders have exercised their registration rights granted under the Investors' Rights Agreement, and THIRD, if and only to the extent that the inclusion of such Registrable Securities will not reduce the amount of the shares that the Preferred Stock Holders may include in such registration and underwriting, to CBS; PROVIDED, HOWEVER, that the managing underwriter(s) shall have the absolute right and discretion to exclude from a registration and underwriting relating to the Company's initial public offering any and all of the Registrable Securities. If CBS disapproves of the terms of any such underwriting, CBS may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

         3.4 FORM S-3 REGISTRATION. In case the Company shall receive from CBS a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities then owned by CBS, then the Company will, as soon as practicable after receipt of the request, file a Form S-3 registration statement covering such Registrable Securities and effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of such Registrable Securities, together with the securities of any holders of securities of the Company (other than CBS) entitled to inclusion in such registration; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.4:

                           (i)      if the Company is not then eligible for the
use of Form S-3, or if Form S-3 is not available for such offering by CBS;

                           (ii)     if CBS, together with the holders of any
other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

                           (iii)    if the Company shall furnish to CBS a
certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than 120 days after receipt of the request of CBS under this Section 3.4;

                           (iv)     if the Company has, within the twelve (12)
month period preceding the date of such request, already effected two (2) registrations on Form S-3 for CBS or other holders of its securities; or

                           (v)      in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

         A Form S-3 registration effected pursuant to this Section 3.4 shall not be deemed to be demand registration as described in Section 3.3 above.

         3.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of CBS, keep such registration statement effective for up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed, whichever is earlier; provided, however, that such one hundred twenty day (120) shall be extended for a period of time equal to the period CBS refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to CBS such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by CBS that are included in such registration.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by CBS, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. CBS and any other holders of securities of the Company included in such registration and participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify CBS at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish, at the request of CBS, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to CBS, addressed to the underwriters, if any, and CBS and any other stockholders requesting registration of securities in such registration, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to CBS and any other stockholders requesting registration of securities in such registration, addressed to the underwriters, if any, and to CBS and such other stockholders.

                  (h) Cause the Registrable Securities registered pursuant hereto to be listed on each securities exchange or market on which similar securities issued by the Company are then listed.

                  (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         3.6 EXPENSES. All expenses incurred by the Company in connection with a registration pursuant to Section 3.2, 3.3 or 3.4 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printing expenses, fees and disbursements of the Company's accountants and counsel, and reasonable fees and disbursements of one counsel for CBS and all other selling stockholders, shall be borne by the Company. CBS and each other stockholder participating in a registration pursuant to Section 3.2, 3.3 or 3.4 shall bear their proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts and commissions payable to underwriters or brokers in connection with such offering.

         3.7 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.2, 3.3 or
3.4 that CBS shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

         3.8 DELAY OF REGISTRATION. CBS shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

         3.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 3.2, 3.3 or 3.4:

                  (a) BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless CBS, its officers and directors, any underwriter (as deemed in the Securities Act) for CBS and each person, if any, who controls CBS or any such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse CBS and each such officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to CBS or any such officer or director, underwriter or controlling person for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by CBS or such officer, director or controlling person.

                  (b) BY CBS. To the extent permitted by law, CBS will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other holder selling securities under such registration statement or any of such other holder's partners, directors or officers or any person who controls such holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter or such holder, partner or director, officer or controlling person of such other holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by CBS expressly for use in connection with such registration; and CBS will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other holder, partner, officer, director or controlling person of such other holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of CBS (which consent shall not be unreasonably withheld); and PROVIDED FURTHER, that the total amounts payable in indemnity by CBS under this Section 3.9(b) in respect of any Violation shall not exceed the net proceeds received by CBS in the registered offering out of which such Violation arises.

                  (c) NOTICE. Promptly after receipt by an indemnified party under this Section 3.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.

                  (d) DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing indemnity agreements of the Company and CBS are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS), such indemnity agreement shall not inure to the benefit of CBS if a copy of the Final Prospectus was furnished to CBS and was not furnished by CBS to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  (e) CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) CBS, or any controlling person of CBS, makes a claim for indemnification pursuant to this Section 3.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of CBS or any such controlling person in circumstances for which indemnification is provided under this Section 3.9; then, and in each such case, the Company and CBS will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others and based on equitable considerations) in such proportion so that CBS is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling holders are responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case, (A) CBS will not be required to contribute any amount in excess of the net proceeds received by CBS from the offering pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (f) SURVIVAL. The obligations of the Company and CBS under this Section 3.9 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

                  (g) CONFLICT WITH UNDERWRITING AGREEMENT. In the event of any conflict between the indemnity provisions of this Agreement and those of any underwriting agreement entered into by the Company, CBS and any other holders with respect to a registration of Registrable Securities, the provisions of the underwriting agreement shall supersede and control.

         3.10 "MARKET STAND-OFF" AGREEMENT. CBS hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company owned by CBS for up to one hundred eighty
(180) days following the effective date of a registration statement of the Company filed under the Securities Act; PROVIDED, HOWEVER, that (a) such agreement shall be applicable only to the first two such registration statements of the Company which cover securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement, and (b) all executive officers and directors and, to the extent finally required by the Company's underwriters, employees of the Company then holding Common Stock of the Company enter into or become bound by similar agreements. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of CBS until the end of such period.

         3.11 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

                  (c) So long as CBS owns any Registrable Securities, to furnish to CBS upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as CBS may reasonably request in availing itself of any rule or regulation of the Commission allowing CBS to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

         3.12 TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to Sections 3.2 through 3.5 with respect to: (i) any request or requests for registration made by CBS on a date more than five (5) years after the closing date of the Company's initial public offering; or (ii) any Registrable Securities proposed to be sold by CBS in a registration pursuant to Section 3.2, 3.3 or 3.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by CBS may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

         3.13 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of CBS, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 3.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of CBS which are included.

4.       ASSIGNMENT; AMENDMENT; TERMINATION OF CERTAIN RIGHTS.

         4.1 ASSIGNMENT. Neither party shall assign this Agreement or any of its rights or obligations hereunder, in whole or in part, without the other party's prior written consent; provided, that in the event CBS assigns its rights under the Principal Agreement to a CBS Assignee, such CBS Assignee shall succeed to all of CBS's rights under this Agreement, subject to CBS's obligations hereunder.

         4.2 AMENDMENT OF RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written instrument executed by the Company and CBS. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon the Company, CBS and each permitted successor or assignee of each of the foregoing.

         4.3 TERMINATION OF CERTAIN RIGHTS. The rights of CBS under Sections 1.1, 1.2, 1.3, 2.1, 2.3 and 2.4 hereof, and the Company's obligations under such sections, shall terminate (i) immediately upon the closing of the first underwritten sale of Common Stock of the Company to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, covering the offer and sale of Common Stock to the public, or
(ii) upon (a) the acquisition of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction. Notwithstanding clause (i) above, if the Preferred Stock Holders retain their rights of first refusal to purchase New Securities after the Company's initial public offering pursuant to the terms of the Investors' Rights Agreement, then the rights of CBS under Section 2 of this Agreement shall continue in effect until such time as the rights of first refusal of the Preferred Stock Holders are terminated.

5.       GENERAL PROVISIONS.

         5.1 NOTICES. All notices hereunder shall be in writing and shall be given by (i) certified or registered mail, return receipt requested, (ii) hand delivery, or (iii) nationally recognized overnight courier service; a notice shall be deemed to have been given (a) when delivered by hand, (b) three days after mailing, in the case of certified or registered mail, and (c) one business day after being forwarded to a nationally recognized overnight courier service for overnight delivery; in each case correctly addressed to such party at its address set forth below or such other address as such party may specify by notice to the other parties hereto:

                  (a) if to the Company, at 6340 N.W. 5th Way, Fort Lauderdale, Florida 33309, Attention: President; and

                  (b) if to CBS Sports, at 51 West 52nd Street, New York, New York 10019, Attention: President.

         5.2 ENTIRE AGREEMENT. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

         5.3 GOVERNING LAW. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws and choice of law.

         5.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         5.5 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

         5.6 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 4.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

         5.7 CAPTIONS. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

         5.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.9 COSTS AND ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

         5.10 ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

         IN WITNESS WHEREOF, the parties hereto have executed this CBS/SportsLine Stockholder Agreement as of the date and year first above written.

SPORTSLINE USA, INC.

By: ______________________________________
Title:  President

CBS INC.

By: ______________________________________
Title:

                                    EXHIBIT K

                         CBS SPORTS INTERNET COMMITMENTS

College Basketball

         Intel:                     College BB Trivia Quiz (1997)

         Pepsi:                     Virtual Press Room (1997)

         Enterprise
          Rent-A-Car                Pick Sixteen (1997)

         Philips:                   Tournament Challenge (1997)

Golf

         Taylor Made:               CBS Golf Page Sponsorship
                                    April lst - May 15th, 1997

         Cobra:                     Golf Page Sponsorship
                                    May 19th - June 29th, 1997

Auto Racing

         Anheuser-Busch:            The exclusive alcoholic beverage and
                                    non-alcoholic malt beverage sponsor of the CBS NASCAR Page on the CBS Web site for all current NASCAR races promoted on the World
                                    Wide Web for 1997 & 1998, with the right of first refusal in 1999. Additionally, CBS has done a promotion with AB around the Miami
                                    300 each year which has an Internet
                                    component.

         EconoLodge:                NASCAR participation through 1997 on CBS Web
                                    Page.

Tennis

         American Express A presence on the CBS US Open Tennis Internet Site with credit card exclusivity. Commitment; four years firm.

                                    EXHIBIT L

                              NEW SIGNATURE EVENTS

         1.       Indy 500

         2.       Kentucky Derby

         3.       Belmont Stakes

         4.       Preakness Stakes

         5.       Triple Crown or any

         6.       World Cup

         7.       NCAA Football Playoffs or Championship

         8.       Wimbledon

         9.       US Open Golf Tournament

         10.      British Open Golf Tournament

         11.      Any Professional Sports post-season event

                                    EXHIBIT G

                                 CONTENT SHARES

SportsLine USA Inc. will pay CBS for the use of CBS Sports Content pursuant to the following schedule:

                                                                 SHARES OF
                                     CONTENT        CONVERSION     COMMON
             DATE*                   PAYMENT          PRICE        STOCK
------------------------------------------------------------------------------

      First Contract Year             $744,991         $4.12      180,823
     Second Contract Year             $748,991         $6.39      117,213
      Third Contract Year             $900,990         $8.52      105,750
     Fourth Contract Year           $1,104,980        $10.65      103,754
      Fifth Contract Year           $1,500,048        $12.77      117,460
------------------------------------------------------------------------------
             TOTAL                  $5 MILLION       $8/SHARE     625,000


*Each payment shall be made on the first business day of each Contract Year commencing in 1997.

                          AMENDMENT NO 1. TO AGREEMENT

THIS AMENDMENT NO. 1 TO AGREEMENT is entered into as of the ___ day of April, 1997, between SPORTSLINE USA, INC., a Delaware corporation with principal offices at 6340 N.W. 5th Way, Ft. Lauderdale, FL 33309 and CBS INC., a New York corporation, with principal offices at 51 West 52nd Street, new York, NY 10019.

                                    RECITALS

         A. The parties entered into an Agreement dated Marcy 5, 1997 (the "Agreement").

         B. The parties have deemed it advisable and desire to amend Exhibit G to the Agreement as contained in this Amendment.

         NOW, THEREFORE, the parties hereto, in consideration of the terms and conditions hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, do hereby agree as follows:

         1. Exhibit G to the Agreement is hereby amended by replacing it with the revised Exhibit G attached hereto.

         2. Except as specifically amended hereby, the Agreement is ratified and confirmed and shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SPORTSLINE USA, INC.                  CBS INC.

By: /s/ MICHAEL LEVY                  By: /s/ FREDERIC G. REYNOLDS
   --------------------------            -------------------------

Name: Michael Levy                    Name: Frederic G. Reynolds
     ------------------------              -----------------------

Title: President                      Title: Executive Vice President, CFO
      -----------------------               ------------------------------